UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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CarMax, Inc.

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Dear Fellow CarMax Shareholders:

I am pleased to invite you to attend the 2013 annual meeting of CarMax, Inc. shareholders, which will be held on Monday, June 24, 2013, in Glen Allen, Virginia, just down the street from where we opened our first superstore nearly 20 years ago. The attached notice of annual meeting and proxy statement are your guides to the business to be conducted at the meeting.

We have redesigned this year’s proxy statement to simplify the presentation of the matters to be addressed at our annual meeting. This redesign begins with a proxy summary on page 1 that provides highlights of the detailed information discussed elsewhere in the proxy statement. You will notice additional enhancements in how we present information throughout the proxy statement. We are continually seeking to improve the clarity of our disclosure to you.

We are once again providing live audio coverage of the annual meeting from the CarMax investor relations website at investor.carmax.com. A replay of the annual meeting will be available on this website after the meeting. We hope that this will allow those of you who are unable to attend the meeting in person to hear management discuss this year’s results.

Whether or not you will be attending the annual meeting, your vote is very important to us. I encourage you to cast your ballot by Internet, by telephone, by mail (if you request a paper copy) or in person at the annual meeting.

On behalf of the Board of Directors, I would like to thank you for your continued trust in CarMax. I look forward to seeing you at the annual meeting.

Sincerely,

William R. Tiefel

Chairman of the Board of Directors

May 9, 2013

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

When:	Monday, June 24, 2013, at 1:00 p.m., Eastern Time
Where:	Richmond Marriott West Hotel 4240 Dominion Boulevard Glen Allen, Virginia 23060
Items of Business:	(1)	To elect Ronald E. Blaylock, Rakesh Gangwal, Mitchell D. Steenrod and Thomas G. Stemberg to our Board of Directors.
	(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm.
	(3)	To vote on an advisory resolution to approve the compensation of our named executive officers.
	(4)	To approve amendments to the CarMax, Inc. Articles of Incorporation to declassify the Company’s Board of Directors.
	(5)	To approve amendments to the CarMax, Inc. Articles of Incorporation to update and modify certain provisions relating to indemnification.
	(6)	To transact any other business that may properly come before the annual meeting or any postponements or adjournments thereof.
Who May Vote:	You may vote if you owned CarMax common stock at the close of business on April 19, 2013.

By order of the Board of Directors,

Eric M. Margolin

Senior Vice President,

General Counsel and Corporate Secretary

May 9, 2013

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. For more complete information, please review this entire proxy statement and CarMax’s Annual Report on Form 10-K for the year ended February 28, 2013.

FISCAL 2013 BUSINESS RESULTS

We achieved record revenues and net earnings in fiscal 2013. We also implemented our first-ever share repurchase program. Annual highlights included the following:

Store Growth	We opened 10 superstores in fiscal 2013. We also reaffirmed our plans to open 10 to 15 stores in each of the next three fiscal years.

Revenues/Earnings	We achieved top and bottom-line growth. Revenues rose 10%, to a record of $10.96 billion. Net earnings rose 5%, to a record of $434.3 million.

Used Units	Total used unit sales increased 10%. Comparable store used unit sales increased 5%.

Wholesale Units	Total wholesale unit sales increased 3%.

CarMax Auto Finance	CarMax Auto Finance (“CAF”) continued to generate strong profits, finishing the year with income of $299.3 million, an increase of 14% over the prior year.

Share Repurchase	We announced a share repurchase program with authorization to purchase up to $800 million of common stock. As of February 28, 2013, we had repurchased shares with a market value of approximately $212 million.

CORPORATE GOVERNANCE HIGHLIGHTS

Seeking shareholder approval to declassify Board and move to annual election of all directors
Majority voting for directors (implemented in 2011)
Substantial majority of directors are independent (10 of 11)
Independent Board Chair
Shareholder rights plan expired in 2012 and was not renewed
Board oversight of risk management program
Audit Committee oversight of compliance and ethics program
Executive and director stock ownership guidelines

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PROXY SUMMARY CONTINUED

ANNUAL MEETING OF SHAREHOLDERS

When	June 24, 2013 at 1:00 p.m., E.T.

Where	Richmond Marriott West Hotel 4240 Dominion Boulevard Glen Allen, Virginia 23060

Who May Attend	All shareholders as of the record date may attend the meeting.

Record Date	April 19, 2013

Live Audio Webcast	Available at investor.carmax.com

VOTING MATTERS AND BOARD RECOMMENDATIONS

Agenda Item		Board Recommendation	Page of Proxy Statement
1.	Election of Four Directors	FOR each nominee	6

2.	Ratification of Auditors	FOR	17

3.	Advisory Approval of Executive Compensation	FOR	20

4.	Approval of Amendments to Articles of Incorporation to Declassify the Board	FOR	52

5.	Approval of Amendments to Articles of Incorporation to Update and Modify Provisions Related to Indemnification	FOR	53

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PROPOSAL ONE:
ELECTION OF DIRECTORS

We are asking you to vote “FOR” the following candidates for election to our Board of Directors.

Nominee	Age	Director Since	Independent	Principal Occupation	Committee Membership
Ronald E. Blaylock	53	2007	Yes	Founder and Managing Partner of GenNx360 Capital Partners, a private-equity buyout fund	Compensation and Personnel
Rakesh Gangwal	59	2011	Yes	Former Chief Executive Officer of US Airways Group, Inc. and Worldspan Technologies, Inc., a provider of information technology services to the travel industry	Nominating and Governance
Mitchell D. Steenrod	46	2011	Yes	Senior Vice President, Chief Financial Officer and Chief Information Officer of Pilot Travel Centers LLC, the nation’s largest operator of travel centers and truck stops	Audit
Thomas G. Stemberg	64	2003	Yes	Managing General Partner of the Highland Consumer Fund at Highland Capital Partners; Founder and Chairman Emeritus of the Board of Staples, Inc.	Compensation and Personnel

PROPOSAL TWO:
RATIFICATION OF AUDITORS

We are asking you to ratify the appointment by the Audit Committee of KPMG LLP (“KPMG”) as our independent auditors for fiscal 2014. The following table summarizes the fees billed by KPMG for fiscal 2013 and 2012.

	Audit Fees	Audit-Related Fees	Tax Fees	Other Fees	Total Fees
Fiscal 2013	$998,500	$376,000	$62,700	—	$1,437,200
Fiscal 2012	$947,000	$376,000	$90,500	—	$1,413,500

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PROXY SUMMARY CONTINUED

PROPOSAL THREE:
EXECUTIVE COMPENSATION

We are asking you to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. At our last two annual meetings, shareholders expressed strong support for our executive compensation program, with more than 97% and 98% of votes cast in 2012 and 2011, respectively, voting in favor of our program.

We strive to tie pay to performance. The following two charts illustrate the relationship over the last three fiscal years between CarMax performance, based on two key metrics of net earnings and revenues, and the total direct compensation (base salary, annual incentive bonus and long-term equity grants) of our Chief Executive Officer (“CEO”), as reported in our proxy statements.

We also strive to align the interests of our executives with the interests of our shareholders. The following charts illustrate how most of our CEO’s total direct compensation in fiscal 2013 was performance-based and how most of that performance-based compensation was tied to our long-term performance.

You will find additional information on our executive compensation program, including information on the compensation of our other named executive officers, beginning on page 24.

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PROPOSAL FOUR:

AMENDMENT TO ARTICLES TO DECLASSIFY BOARD

Our Board of Directors (“Board”) has always been elected on a “classified” or “staggered” basis; that is, approximately one-third of our directors stand for election by shareholders every year. At our 2012 annual meeting, our shareholders expressed an overwhelming preference for a declassified Board, in which every director stands for election every year.

We listened to our shareholders. This year we are asking you to approve amendments to our Articles of Incorporation that will declassify our Board. If these amendments are approved, the directors elected at this annual meeting will be elected to one-year terms, not three-year terms, and beginning in 2014 our entire Board will stand for election for one-year terms.

PROPOSAL FIVE:

AMENDMENT TO ARTICLES REGARDING INDEMNIFICATION

We are asking you to approve amendments to our Articles of Incorporation to update and modify certain provisions governing indemnification of our directors and officers. These provisions provide important protections to our directors and officers and are important tools for recruiting the best individuals to serve as directors and officers of CarMax. These provisions, however, have not been amended in more than ten years.

We reviewed our indemnification provisions in fiscal 2013 and concluded that while they were fundamentally sound, minor updates were advisable to conform to changes made to the Virginia Stock Corporation Act since 2002, to clarify certain provisions, and to address the burden of proof in indemnification disputes.

NEXT YEAR’S ANNUAL MEETING

Expected Date of 2014 Annual Meeting	June 23, 2014
Deadline for Shareholder Proposals	January 9, 2014

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PROPOSAL ONE — ELECTION OF DIRECTORS

We are asking you to vote for the election of the following four director nominees:

■	Ronald E. Blaylock	■	Rakesh Gangwal

■	Mitchell D. Steenrod	■	Thomas G. Stemberg

Our Board has nominated these individuals for shareholder election at the recommendation of the Nominating and Governance Committee. The Board recommends a vote FOR each of the nominees.

Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee is not available to serve—for reasons such as death or disability—your proxy will be voted for a substitute nominee if the Board nominates one.

You are voting to elect the nominees for one-year terms or three-year terms, depending on the success of Proposal Four related to Board declassification.	Our Board is divided into three classes with staggered three-year terms. This means that approximately one-third of our directors are up for election each year. At this annual meeting, however, we are asking shareholders to approve Proposal Four, which amends our Articles of Incorporation to eliminate this staggered, or “classified,” board structure and replace it with the annual election of all directors. If our shareholders approve Proposal Four, which is discussed beginning on page 52 of this proxy statement, the directors elected at this annual meeting will be elected to one-year terms. If our shareholders do not approve Proposal Four, the directors elected at this annual meeting will be elected to three-year terms.

Each nominee must receive a majority of the votes cast.	In 2011, our Board approved the adoption of a majority vote standard for the election of directors. This means that to be elected in uncontested elections, each nominee must be approved by the affirmative vote of a majority of the votes cast.

The following pages include information about the nominees and the other directors of CarMax whose terms do not expire this year. This information includes a summary of the specific experience, qualifications, attributes or skills that led to the conclusion that each person should serve as a CarMax director.

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Nominees for Election at the 2013 Annual Meeting for Terms Expiring at the 2016 Annual Meeting (or, if Proposal Four Is Approved by the Shareholders, for Terms Expiring at the 2014 Annual Meeting)

RONALD E. BLAYLOCK, 53. Director since 2007.

Founder and Managing Partner of GenNx360 Capital Partners, a private-equity buyout fund, focused on industrial business-to-business companies. Prior to founding GenNx360 in 2006, Mr. Blaylock was chief executive officer of Blaylock & Company, a full-service investment banking firm that he founded in 1993. Previously, Mr. Blaylock held senior management positions with PaineWebber and Citigroup. He is a director of Radio One, Inc. and W. R. Berkley Corporation. Mr. Blaylock’s experience managing two successful investment enterprises, as well as his considerable finance experience, qualify him to serve on our Board. Further, Mr. Blaylock’s years of relevant experience growing companies and serving on other public company boards enable him to provide additional insight to our Board and its committees.

RAKESH GANGWAL, 59. Director since 2011.

Former Chief Executive Officer of US Airways Group, Inc. and Worldspan Technologies, Inc. From 2003 to 2007, Mr. Gangwal served as chairman, president and chief executive officer of Worldspan Technologies, Inc., a provider of travel and information technology services to the travel and transportation industry. From 2002 to 2003, he was involved in various personal business endeavors, including private equity and consulting projects. From 1998 until his resignation in 2001, Mr. Gangwal served as president and chief executive officer of US Airways Group, Inc. and US Airways, Inc. and from 1996 to 1998, he was the president and chief operating officer of US Airways Group. He is a co-founder of IndiGo, India’s largest low-fare airline. Mr. Gangwal is a director of PetSmart, Inc. and OfficeMax Incorporated, where he is the non-executive chairman. Mr. Gangwal’s experience as a chief executive officer, as well as his extensive background in corporate strategy, operations and technology management, provide valuable insight to our Board and qualify him to serve on our Board. Mr. Gangwal’s service as a board member of two publicly traded retail companies, including his service as chairman of one, further qualifies him to serve on our Board.

MITCHELL D. STEENROD, 46. Director since 2011.

Senior Vice President, Chief Financial Officer and Chief Information Officer of Pilot Travel Centers LLC, the nation’s largest operator of travel centers and truck stops, since 2006. Mr. Steenrod joined Pilot Travel Centers in 2001 as controller and treasurer. In 2004, he was promoted to senior vice president and chief financial officer and in 2006 took on the additional role of chief information officer. Previously, he spent 12 years with Marathon Oil Company and Marathon Ashland Petroleum LLC in a variety of positions of increasing responsibility in accounting, general management and marketing. Mr. Steenrod’s extensive retail industry and operational experience as well as his experience implementing successful growth strategies, including growing Pilot Travel Centers from more than 200 travel centers to over 500 branded locations over a span of 10 years, qualify him to serve on our Board. Additionally, Mr. Steenrod’s extensive financial and accounting experience, including his years of experience as a chief financial officer, strengthens our Board through his understanding of accounting principles, financial reporting rules and regulations, and internal controls.

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PROPOSAL ONE CONTINUED

THOMAS G. STEMBERG, 64. Director since 2003.

Managing General Partner of the Highland Consumer Fund at Highland Capital Partners, a venture capital firm. From 2005 to 2007, he acted as the Venture Partner of Highland Capital Partners. Mr. Stemberg is the founder and Chairman Emeritus of the Board of Staples, Inc., the world’s largest office products company and second largest internet retailer. He pioneered the office superstore industry and was chief executive officer of Staples from 1986 to 2002. From 2002 to 2004, Mr. Stemberg served as an executive officer at Staples with the title of Chairman. Mr. Stemberg is a director of PetSmart, Inc., lululemon athletica inc. and Guitar Center, Inc. Mr. Stemberg’s creation and development of the world’s leading office products company, a “big-box” retailer that experienced significant growth and profitability under Mr. Stemberg’s leadership, provides meaningful insight and knowledge to CarMax. His prior chief executive experience, his board service with various growth retailers, and his current retail-focused venture capital work provide a deep understanding of the retail industry and qualify him to serve on our Board.

Directors Whose Terms Expire at the 2014 Annual Meeting

THOMAS J. FOLLIARD, 48. Director since 2006.

President and Chief Executive Officer of CarMax since 2006. He joined CarMax in 1993 as senior buyer and became director of purchasing in 1994. Mr. Folliard was promoted to vice president of merchandising in 1996, senior vice president of store operations in 2000, executive vice president of store operations in 2001 and president and chief executive officer in 2006. He is a director of PulteGroup, Inc. As the chief executive of CarMax, Mr. Folliard leads the day-to-day operations of CarMax and is responsible for establishing and executing the Company’s strategic plans. His significant experience in the auto retail industry, his tenure with CarMax and his motivational leadership of more than 18,000 CarMax associates provide the Board with unique insight into the Company and qualify him to serve on our Board.

SHIRA GOODMAN, 52. Director since 2007.

Executive Vice President, Global Growth of Staples, Inc., the world’s largest office products company and second largest internet retailer, since 2012. She joined Staples in 1992 and has held a variety of positions of increasing responsibility in general management, marketing and human resources, including serving as executive vice president, marketing from 2001 to 2009 and executive vice president, human resources from 2009 to 2012. From 1986 to 1992, Ms. Goodman worked at Bain & Company in project design, client relationships and case team management. In her current position, she is responsible for international growth strategy, global marketing, mergers and acquisitions and new ventures of Staples globally. Additionally, she has served as Staples’ chief human resources officer overseeing over 90,000 employees and as its chief marketing executive directing the company’s marketing efforts. Ms. Goodman has proven business acumen, having served in various leadership positions at an internationally renowned retailer. Ms. Goodman’s experiences in retail marketing, human resources and business growth at the world’s largest office products company all qualify her to serve on our Board.

W. ROBERT GRAFTON, 72. Director since 2003.

Retired Managing Partner-Chief Executive, Andersen Worldwide S.C. Andersen Worldwide provided global professional auditing and consulting services through its two service entities, Arthur Andersen and Andersen Consulting. He is a retired certified public accountant and joined Arthur Andersen in 1963. He was elected a member of the Board of Partners, Andersen Worldwide in 1991 and chairman of the Board of Partners in 1994. He served as Managing Partner-Chief Executive from 1997 through 2000. Mr. Grafton is currently lead director of DiamondRock Hospitality Company. He previously served as a director of SRA International, Inc. (2010-2011). Mr. Grafton’s extensive accounting experience, as well as his role as the chief executive of an international audit and consulting firm with more than 100,000 employees, qualify him to serve on our Board. His designation as an “audit committee financial expert” and his years of service as our Audit Committee chairman provide significant and consistent leadership.

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EDGAR H. GRUBB, 73. Director since 2007.

Retired Executive Vice President and Chief Financial Officer of Transamerica Corporation, a leading insurance and financial services company. He joined Transamerica in 1989, became executive vice president in 1993 and retired in 1999. From 1986 to 1989, he was the senior vice president and chief financial officer of Lucky Stores, Inc. Mr. Grubb is a director and chair of the board of AAA Northern California, Nevada & Utah Insurance Exchange and he is a director of Auto Club Partners, Inc., an affiliation of ten AAA clubs in the United States. With meaningful experience as the chief financial officer of a public company, Mr. Grubb provides CarMax with his extensive understanding of complex financial and operational issues that public companies confront. His financial acumen, as well as his demonstrated leadership capabilities, qualify him to serve on our Board.

Directors Whose Terms Expire at the 2015 Annual Meeting

JEFFREY E. GARTEN, 66. Director since 2002.

Juan Trippe Professor in the Practice of International Trade, Finance and Business at the Yale School of Management since July 2005 and Chairman of Garten Rothkopf, an international consulting firm, since October 2005. He was the Dean of the Yale School of Management from 1995 to 2005. He was the United States Undersecretary of Commerce for International Trade from 1993 to 1995 and previously spent 13 years in investment banking with Lehman Brothers and Blackstone Group. He is a director of Aetna Inc. and certain mutual funds of Credit Suisse Asset Management. He also serves on the board of management of Standard & Poor’s and is a member of the board of overseers of the International Rescue Committee. Mr. Garten’s record as a distinguished business scholar and teacher, as well as his years of government service, investment banking work and service to other significant boards of directors, qualify him to serve on our Board. His appreciation of corporate governance, as well as his tenure as a CarMax Board member, provide wisdom, continuity and value to our Board.

BETH A. STEWART, 56. Director since 2002.

Co-managing member of Trewstar, LLC, a private investment company, since 1998 and Chief Executive Officer of Trewstar Corporate Board Services, an executive search firm, since 2011. Ms. Stewart served as chief executive officer of Storetrax.com, an Internet retail real estate service, from 2001 until her retirement in 2011. She was an adjunct professor at Columbia University Graduate School of Business from 1994 to 1996. She previously spent 12 years in investment banking with Goldman, Sachs & Co. She previously served as a director of Avatar Holdings Inc. (2001-2012) and General Growth Properties, Inc. (1993-2010). Ms. Stewart’s expertise in the commercial real estate market, honed through nearly 20 years of service as a director at a national retail-focused REIT and as the chief executive of an on-line retail real estate service, provides meaningful experience to CarMax as a growth retailer and qualifies her to serve on our Board. Further, her investment banking experience bolsters the financial depth of our Audit Committee.

WILLIAM R. TIEFEL, 79. Director since 2002.

Chairman of the Board of CarMax since 2007. Retired Vice Chairman of Marriott International, Inc. and Chairman Emeritus of The Ritz-Carlton Hotel Company, LLC since 2002. He joined Marriott Corporation in 1961. He was named president of Marriott Hotels and Resorts in 1989, president of Marriott Lodging in 1992 and vice chairman of Marriott International and chairman of The Ritz-Carlton Hotel Company in 1998. He previously served as a director of Lydian Private Bank (2005-2011). In September 2010, Lydian Private Bank became a party to a publicly available Office of Thrift Supervision Order to Cease and Desist regarding its banking practices. Mr. Tiefel’s vast leadership experience with a customer-focused, service-oriented lodging and hospitality enterprise qualify him to serve on our Board. His considerable management roles have been valuable to the Board as not only a director, but also as the Board’s chairman.

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CORPORATE GOVERNANCE

CarMax is committed to good corporate governance. This section of the proxy statement describes our governance policies and practices and the role our Board plays in shaping them.

Overview

Our business and affairs are managed under the direction of the Board in accordance with the Virginia Stock Corporation Act, our articles of incorporation and our bylaws. The standing committees of the Board are the Audit Committee, the Compensation and Personnel Committee, and the Nominating and Governance Committee.

The Board and its committees direct CarMax’s governance practices. The Board has made significant changes to those practices in the past three years in response to shareholder feedback, evolving best practices and the Board’s independent judgment. In 2011, the Board approved the adoption of a majority vote standard for the election of directors. In 2012, the Board allowed CarMax’s shareholder rights plan to expire without renewal. This year the Board is seeking shareholder approval of Proposal Four, which will declassify the Board and establish annual elections for all directors.

The Board has approved documents that memorialize our governance standards and practices. These documents include our bylaws, our corporate governance guidelines and a code of business conduct. These documents, each of which is described below, are available under the “Corporate Governance” link at investor.carmax.com.

Bylaws	Our bylaws regulate the corporate affairs of CarMax. They include provisions relating to shareholder meetings, voting and the nomination of directors.
Corporate Governance Guidelines	Our corporate governance guidelines set forth the practices of the Board with respect to its responsibilities, qualifications, performance, access to management and independent advisors, compensation, orientation and continuing education, and management evaluation and succession. The guidelines also include director stock ownership requirements.
Code of Business Conduct

Our code of business conduct is a cornerstone of our compliance and ethics program. It applies to all CarMax associates and Board members. It includes provisions relating to honest and ethical conduct, compliance with laws, the handling of confidential information and diversity. It explains how to use our associate help line and related website, both of which allow associates to report misconduct anonymously. It also describes our zero-tolerance policy on retaliation for making such reports.

Any amendment to, or waiver from, a provision of this code for our directors or executive officers will be promptly disclosed under the “Corporate Governance” link at investor.carmax.com.

We will send you a printed copy of any of these documents, without charge, upon written request to our Corporate Secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238.

Independence

10 of 11 directors are independent.	Our Board, in consultation with the Nominating and Governance Committee, evaluates the independence of our directors at least annually. The most recent evaluation took place in April 2013. During this evaluation, the Board considered transactions between the directors (and their immediate family members) and the Company and its affiliates. The Board determined that all of our non-employee directors (Ms. Goodman and Ms. Stewart and Messrs. Blaylock, Gangwal, Garten, Grafton, Grubb, Steenrod, Stemberg and Tiefel) are independent under NYSE listing standards and our corporate governance guidelines. The Board determined that Mr. Folliard is not independent because he is an executive officer of CarMax.

In assessing independence, the Board considered transactions not just between CarMax and the individual directors themselves (and their immediate family members), but also between CarMax and entities associated with the directors or their immediate family members. The Board’s review included the following transactions:

■	Ms. Goodman is an officer of Staples, Inc. CarMax purchased goods and services from Staples, Inc. in the ordinary course of business in fiscal 2013. The amount that CarMax paid to Staples, Inc. in each of the last three fiscal years did not exceed the greater of $1 million or 2% of the total revenue of Staples, Inc. in each year.

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■	Each of Messrs. Blaylock, Gangwal and Garten are non-employee directors of companies that did business with CarMax in fiscal 2013. These companies are, respectively, RadioOne, Inc., OfficeMax Incorporated and Aetna Inc. These business relationships involved the supply of goods or services to CarMax in the ordinary course of business.

The Board determined that none of the relationships it considered impaired the independence of the directors.

Board Leadership Structure

CarMax has an independent Board chairman.	CarMax has historically split the roles of CEO and Board chairman. Mr. Folliard has been our CEO since 2006, while Mr. Tiefel, a director since 2002, has served as the independent chairman of the Board since 2007. As our Board chairman, Mr. Tiefel is responsible for chairing Board meetings and meetings of shareholders, setting the agendas for Board meetings, and presiding over executive sessions of the independent directors. Mr. Folliard oversees the day-to-day affairs of CarMax and directs the formulation and implementation of our strategic plans. We believe that this leadership structure is currently the most appropriate for CarMax because it allows our CEO to focus primarily on our business strategy and operations while leveraging the experience of our chairman to direct the business of the Board. The Board periodically reviews this structure and elects its chairman annually.

Our Board recognizes that, depending on the circumstances, a different leadership model might be appropriate. The Board has no fixed policy on whether the roles of chairman and CEO should be separate or combined, which gives the Board flexibility based on CarMax’s needs and the Board’s assessment of the Company’s leadership from time to time. Although the Board has no fixed policy on this issue, our corporate governance guidelines also provide that in the event the CEO is elected chairman, the Board will appoint a lead independent director to serve in accordance with the Company’s Lead Independent Director Charter. This charter is available under the “Corporate Governance” link at investor.carmax.com.

Board Committees

The Board has three standing committees: the Audit Committee, the Compensation and Personnel Committee, and the Nominating and Governance Committee. Each committee has a charter that describes the committee’s responsibilities. These charters are available under the “Corporate Governance” link at investor.carmax.com or upon written request to our Corporate Secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238.

The table on the following page summarizes the responsibilities of the three committees.

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CORPORATE GOVERNANCE CONTINUED

Audit Committee	The Audit Committee assists in the Board’s oversight of:

	■	the integrity of our financial statements;

	■	our compliance with legal and regulatory requirements;

	■	the independent auditors’ qualifications, performance and independence; and

	■	the performance of our internal audit function.

The Audit Committee retains, and approves all fees paid to, the independent auditors, who report directly to the Committee. Each member of the Audit Committee is independent and financially literate, with Messrs. Grafton and Steenrod considered audit committee financial experts under our corporate governance guidelines and the standards of the New York Stock Exchange (“NYSE”) and the U.S. Securities and Exchange Commission (“SEC”).

The Audit Committee’s report to shareholders can be found on page 18.
Compensation and	The Compensation and Personnel Committee assists in the Board’s oversight of:
Personnel Committee
	■	our executive compensation philosophy;

	■	our executive and director compensation programs, including related risks;

	■	salaries, short- and long-term incentives and other benefits and perquisites for our CEO and other executive officers, including any severance agreements; and

	■	the administration of our incentive compensation plans and all equity-based plans.

The Compensation and Personnel Committee has sole authority to retain and terminate a compensation consultant, as well as to approve the consultant’s fees. Each member of the Compensation and Personnel Committee is independent under NYSE and SEC standards and our corporate governance guidelines.

The Compensation and Personnel Committee’s report to shareholders can be found on page 32.
Nominating and	The Nominating and Governance Committee assists in the Board’s oversight of:
Governance
Committee	■	Board organization and membership, including by identifying individuals qualified to become members of the Board, considering director nominees submitted by shareholders, and recommending director nominees to the Board;

	■	management succession planning, including for our CEO; and

	■	our corporate governance guidelines.

Each member of the Nominating and Governance Committee is independent under NYSE standards and our corporate governance guidelines.

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Board and Committee Meetings

Our Board met four times in fiscal 2013 and our Board committees met a combined 22 times in fiscal 2013. Each director attended 75% or more of the total number of meetings of the Board and the committees on which he or she served. Although we do not have a formal policy regarding director attendance at our annual shareholder meetings, eleven out of twelve directors who were directors at the time of the 2012 annual meeting of shareholders attended the meeting in person.

Our independent directors meet in executive session, without management present, at each regularly scheduled Board meeting. As independent chairman, Mr. Tiefel presides over these executive sessions.

The table below lists the number of Board and committee meetings in fiscal 2013 and discloses each director’s attendance at those meetings.

Director	Board		Audit		Compensation and Personnel		Nominating and Governance
Ronald E. Blaylock	4		—		5		—
Thomas J. Folliard	4		—		—		—
Rakesh Gangwal(a)	4		12		—		—
Jeffrey E. Garten	4		—		—		4
Shira Goodman(b)	4		—		—		5
W. Robert Grafton	4		12	*	—		—
Edgar H. Grubb(c)	4		—		5		—
Mitchell D. Steenrod	4		12		—		—
Thomas G. Stemberg	4		—		5	*	—
Vivian M. Stephenson(d)	3		—		—		5	*
Beth A. Stewart	4		12		—		—
William R. Tiefel	4	*	—		—		—
TOTAL MEETINGS	4		12		5		5

* Chairman

(a)	Mr. Gangwal served on the Audit Committee until January 30, 2013, when he was appointed to the Nominating and Governance Committee.

(b)	Ms. Goodman served on the Nominating and Governance Committee until January 30, 2013, when she was appointed to the Compensation and Personnel Committee.

(c)	Mr. Grubb served on the Compensation and Personnel Committee until January 30, 2013, when he was appointed to the Nominating and Governance Committee.

(d)	Ms. Stephenson retired from the Board effective January 29, 2013. Ms. Stephenson had been an independent director under both NYSE listing standards and our corporate governance guidelines.

In connection with Ms. Stephenson’s retirement from the Board in January 2013, the Board reassessed its committee membership structure. As of February 28, 2013, committee membership was as follows:

Audit Committee	W. Robert Grafton (Chair)
Mitchell D. Steenrod
Beth A. Stewart
Compensation and Personnel Committee	Thomas G. Stemberg (Chair)
Ronald E. Blaylock
Shira Goodman
Nominating and Governance Committee	Edgar H. Grubb (Chair)
Rakesh Gangwal
Jeffrey E. Garten

13

CORPORATE GOVERNANCE CONTINUED

Selection of Directors

➢ Criteria

We believe our Board should include directors with diverse backgrounds.

The Board and the Nominating and Governance Committee believe that the Board should include directors with diverse backgrounds and that directors should have, at a minimum, high integrity, sound judgment and a record of proven leadership in their field. In addition, the Committee takes into account a number of factors in assessing director nominees, including the current size of the Board, the particular challenges facing CarMax, and the nominee’s character, reputation, experience, independence from management and ability to devote the requisite time to the Company.

Although we do not have a written policy with respect to the consideration of diversity in identifying director nominees, we consider and value diversity in our director selection process. Our code of business conduct defines diversity as the celebration of all people and their individual talents and the embracing of new ideas and new ways of thinking to maximize the potential of the overall organization. Through its consideration of the factors listed above, the Nominating and Governance Committee seeks directors with diverse backgrounds to maximize the potential of the Board. We believe that the diverse backgrounds and experiences of our current directors demonstrate the Committee’s success.

➢ Process

The Nominating and Governance Committee screens and recommends candidates for nomination by the Board. The Committee may consider input from several sources, including Board members, management, shareholders and outside search firms. The Committee evaluates candidates in the same manner regardless of the source of the recommendation, using the criteria summarized above.

Shareholders may send their recommendations for director candidates to the attention of our Corporate Secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238. Shareholders who wish to include director nominations in our proxy statement or nominate directors directly at an annual meeting must follow the instructions under “Shareholder Proposal Information” on page 58.

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Board’s Role in Risk Oversight

Our Board takes seriously its responsibility to oversee risks to CarMax and its strategic, operational and financial goals. The Board discharges this responsibility through a risk governance framework designed to:

■	identify critical risks;

■	allocate responsibilities for overseeing those risks to the Board and its committees; and

■	evaluate the Company’s risk management processes.

The Board does not view risk in isolation. Rather, it considers risks in virtually every business decision and as part of CarMax’s business strategy. This consideration occurs in the ordinary course of the Board’s business and is not tied to any of the formal processes described below, although it is enhanced by those processes.

The following table describes the components of CarMax’s risk governance framework.

Assignment of Risk Categories to Board and its Committees	The Board has assigned oversight of certain key risk categories to either the full Board or one of its committees. For each category, management reports regularly to the Board or the assigned committee, as appropriate, describing CarMax’s strategies for monitoring, managing and mitigating risks that fall within that category.

Examples of the risk categories assigned to each committee and the full Board are described below. This list is not comprehensive and is subject to change:

■ Audit Committee: oversees risks related to financial reporting, compliance and ethics, information technology, and legal and regulatory issues.

■ Compensation and Personnel Committee: oversees risks related to our human resources function and compensation practices.

■ Nominating and Governance Committee: oversees risks related to government affairs and CarMax’s reputation.

■ Board: oversees risks related to the economy, competition, finance and strategy.
Enterprise Risk Management	Risk Committee: We have a management-level Risk Committee, which is chaired by Thomas W. Reedy, our Executive Vice President and Chief Financial Officer (“CFO”), and includes more than ten other members from across CarMax. The Risk Committee meets periodically to identify and discuss the risks facing CarMax.

Board Reporting: The Risk Committee delivers biannual reports to the Board identifying the most significant risks facing the Company.

Board Oversight: On an annual basis, Mr. Reedy, on behalf of the Risk Committee, discusses our procedures for identifying significant risks with the Audit Committee.
Other Processes that Support Risk Oversight and Management	The Board oversees other processes that are not intended primarily to support enterprise risk management, but that assist the Company in identifying and controlling risk. These processes include our compliance and ethics program, our internal audit function, pre-filing review of SEC filings by our management-level disclosure committee, and the work of our independent auditors.

We believe that our Board leadership structure, discussed in detail beginning on page 11, supports the Board’s risk oversight function. Our independent chairman and committee chairs set their respective agendas and lead their respective meetings to ensure strong risk oversight, while our CEO and his management team are charged with managing risk.

15

CORPORATE GOVERNANCE CONTINUED

Related Person Transactions

Our Board has adopted a written Related Person Transactions Policy that applies to any transaction in which:

▪	CarMax or its affiliates is a participant;

▪	the amount involved exceeds $120,000; and

▪	the related person involved in the transaction (whether a director, executive officer, owner of more than 5% of our common stock, or an immediate family member of any such person) has a direct or indirect material interest.

We did not have any related person transactions in fiscal 2013.

A copy of our policy is available under the “Corporate Governance” link at investor.carmax.com. The Audit Committee is responsible for applying the Company’s policy and reviewing any related person transaction that is required to be disclosed pursuant to SEC rules. In reviewing related person transactions, the Audit Committee considers, among other things:

▪    the related person’s relationship to CarMax;

▪    the facts and circumstances of the proposed transaction;

▪    the aggregate dollar amount involved in the transaction;

▪	the related person’s interest in the transaction, including his or her position or relationship with, or ownership in, an entity that is a party to, or has an interest in, the transaction; and

▪	the benefits to CarMax of the proposed transaction and, if applicable, the terms and availability of comparable products and services from unrelated third parties.

The Audit Committee will approve or ratify a related person transaction only if it determines that: (i) the transaction serves the best interests of CarMax and its shareholders; or (ii) the transaction is on terms reasonably comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

We did not have any related person transactions in fiscal 2013.

Shareholder Communication with Directors

Shareholders or other interested parties wishing to contact the Board or any individual director may send correspondence to CarMax, Inc., c/o Corporate Secretary, 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, or may send an e-mail to chairman@carmax.com, which is monitored by Eric M. Margolin, our Corporate Secretary. Mr. Margolin will forward to the Board or appropriate Board member any correspondence that deals with the functions of the Board or its committees or any other matter that would be of interest to the Board. If the correspondence is unrelated to Board or shareholder matters, it will be forwarded to the appropriate department within the Company for further handling.

16

PROPOSAL TWO —	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to ratify the Audit Committee’s appointment of KPMG as CarMax’s independent registered public accounting firm for fiscal 2014. Although we are not required to seek shareholder ratification, we are doing so as a matter of good corporate governance. If the shareholders do not ratify the appointment of KPMG, the Audit Committee will reconsider its decision. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of CarMax and its shareholders.

We expect that representatives of KPMG will attend the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board recommends a vote FOR Proposal Two.

17

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board. The charter reflects the requirements of the Sarbanes-Oxley Act of 2002, the SEC and the NYSE. Each member of the Committee is independent in accordance with the applicable rules of the NYSE, the SEC and our corporate governance guidelines.

The Committee reviews and discusses the following with management and our independent registered public accounting firm, KPMG:

▪	Quarterly and year-end results, consolidated financial statements and reports, prior to public disclosure.

▪	The Company’s disclosure controls and procedures, including internal control over financial reporting.

▪	The independence of our registered public accounting firm.

▪	Management’s report and the independent registered public accounting firm’s report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Committee routinely meets with our internal auditors and our independent registered public accounting firm, with and without management present.

The Committee has oversight responsibilities only and it is not acting as an expert in accounting or auditing. The Committee relies without independent verification on the information provided to it and on the representations made by management and the independent registered public accounting firm. Accordingly, the Committee’s oversight does not provide an independent basis to determine that the Company’s consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles or that the audit of the Company’s consolidated financial statements by the independent registered public accounting firm has been carried out in accordance with auditing standards of the Public Company Accounting Oversight Board.

Management has the primary responsibility for the preparation, presentation and integrity of the Company’s fiscal 2013 consolidated financial statements and the overall reporting process, including the systems of internal control over financial reporting, and has represented to the Committee that the Company’s fiscal 2013 consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Committee reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. In accordance with the requirements established by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1. AU section 380), these discussions included, among other things, a review of significant accounting policies, their application and estimates, and the independent registered public accounting firm’s judgment about the Company’s accounting controls and the quality of the Company’s accounting practices.

The Committee has received from the independent registered public accounting firm written disclosures and a letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Committee has discussed with the independent registered public accounting firm the firm’s independence from the Company and management.

Relying on these reviews and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2013, for filing with the SEC.

AUDIT COMMITTEE

W. Robert Grafton, Chairman

Mitchell D. Steenrod

Beth A. Stewart

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AUDITOR FEES AND PRE-APPROVAL POLICY

Auditor Fees and Services

The following table sets forth fees billed by KPMG for fiscal 2013 and 2012.

	Years Ended February 28/29
Type of Fee	2013	2012
Audit Fees(a)	$998,500	$947,000
Audit-Related Fees(b)	376,000	376,000
Tax Fees(c)	62,700	90,500
All Other Fees(d)	—	—
TOTAL FEES	$1,437,200	$1,413,500

(a)	This category includes fees associated with the annual audit of CarMax’s consolidated financial statements and the audit of CarMax’s internal control over financial reporting. It also includes fees associated with quarterly reviews of CarMax’s unaudited consolidated financial statements and services in connection with SEC registration statements.

(b)	This category includes fees associated with attestation services related to our asset-backed securitizations and XBRL tagging. It also includes fees associated with audits of the financial statements of our benefit plans.

(c)	This category includes fees associated with tax compliance, consultation and planning services.

(d)	This category includes fees associated with any other services provided.

Approval of Auditor Fees and Services

The Audit Committee’s charter provides for pre-approval of audit and non-audit services to be performed by the independent auditors. The Committee typically pre-approves specific types of audit, audit-related and tax services, together with related fee estimate ranges, on an annual basis. The Committee pre-approves all other services on an individual basis throughout the year as the need arises. The Committee has delegated to its chairman the authority to pre-approve independent auditor engagements in an amount not to exceed $50,000 per engagement. Any such pre-approvals are reported to and ratified by the entire Committee at its next regular meeting.

All audit, audit-related and tax services in fiscal 2013 were pre-approved by the Audit Committee or pre-approved by the Chairman pursuant to his delegated authority and subsequently ratified by the Audit Committee. In all cases, the Audit Committee concluded that the provision of such services by KPMG was compatible with the maintenance of KPMG’s independence.

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PROPOSAL THREE —	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

We are asking you to approve an advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement. This vote is commonly referred to as a “Say on Pay” vote and is required by Section 14A of the Securities Exchange Act of 1934. Although this resolution is not binding, we value your opinion and our Compensation and Personnel Committee will consider the outcome of this vote when making future decisions.

We believe our executive compensation program promotes the achievement of positive results for our shareholders, aligns pay and performance, and allows us to attract and retain the talented executives that drive our long-term financial success. We urge you to read the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 21, which describes in more detail how our executive compensation program operates and how it is designed to achieve our compensation objectives. We also encourage you to review the “Summary Compensation Table” and other compensation tables and narratives, found on pages 33 through 46.

In 2011, our shareholders expressed a preference for an annual “Say on Pay” vote. We listened to our shareholders and adopted a policy providing for an annual vote. Accordingly, the next advisory vote on the compensation of our named executive officers will occur in 2014.

Our Board recommends that shareholders vote in favor of the following resolution:

RESOLVED, that the compensation of the named executive officers of CarMax, Inc. (the “Company”), as disclosed in the Company’s 2013 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion that accompanies the compensation tables, is hereby APPROVED.

The Board recommends a vote FOR Proposal Three.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation and Personnel Committee oversees an executive compensation program that is designed to drive the creation of long-term shareholder value. This section describes that program and details the compensation earned by our CEO, CFO and three other most highly compensated executive officers. This section also details, as required by SEC rules, the compensation earned by two of our former executive officers who left CarMax in fiscal 2013. We refer to these seven individuals, listed below, as our “named executive officers”:

Thomas J. Folliard	President and Chief Executive Officer. Mr. Folliard joined CarMax in 1993 and has held his current position since 2006. He is also a member of our Board.
Michael K. Dolan	Former Executive Vice President and Chief Administrative Officer. Mr. Dolan retired in July 2012.
William D. Nash	Executive Vice President, Human Resources and Administrative Services. Mr. Nash joined CarMax in 1997 and was promoted to his current position in March 2012.
Thomas W. Reedy	Executive Vice President and Chief Financial Officer. Mr. Reedy joined CarMax in 2003 and was promoted to his current position in March 2012.
William C. Wood	Executive Vice President, Stores. Mr. Wood joined CarMax in 1993 and was promoted to his current position in March 2012.
Joseph S. Kunkel	Former Senior Vice President, Marketing and Strategy. Mr. Kunkel left CarMax in December 2012.
Eric M. Margolin	Senior Vice President, General Counsel and Corporate Secretary. Mr. Margolin has held this position since joining CarMax in 2007.

Executive Summary

Fiscal 2013 was a record year for CarMax. Highlights of the year include the following:

▪	We opened 10 superstores and reaffirmed our plans to open 10 to 15 in each of the next three fiscal years.

▪	We achieved top and bottom-line growth, with record revenues of $10.96 billion and record earnings of $434.3 million, increases of 10% and 5%, respectively.

▪	Comparable store used unit sales increased 5%.

▪	Wholesale unit sales increased 3%.

▪	CAF income increased 14% to $299.3 million.

Performance drives pay at CarMax.	We continued our pay-for-performance practices in fiscal 2013. At the outset of fiscal 2013, our named executive officers received increases in base salary ranging from 0% to 12%. Only three named executive officers received increases in base salary in excess of 5%, and each of those officers had been promoted to a new position with new responsibilities. We paid annual incentive bonuses to our named executive officers at the 88.3% level for fiscal 2013, a reflection of our solid financial performance but with results below our 100% target performance goal. Finally, the value of the long-term equity awards granted to our named executive officers in fiscal 2013 was generally unchanged from the value granted to officers at the same level in fiscal 2012, although our CEO received a 19% increase in the value of his grant year-over-year. These decisions, as well as our decisions with respect to other elements of compensation, are explained beginning on page 24.

Performance drives pay at CarMax. Eighty-four percent of our CEO’s total direct compensation (the sum of base salary, annual incentive bonus and long-term equity) in fiscal 2013 was performance-based. As the charts on page 4 indicate, our CEO’s total direct compensation has been directionally consistent with our revenues and net earnings over the past three fiscal years. Our pay-for-performance philosophy does not stop with the CEO. In fiscal 2013, an average of 79% of the total direct compensation of our other named executive officers, excluding Messrs. Dolan and Kunkel who left CarMax in fiscal 2013, was performance-based. Compensation mix is discussed in more detail beginning on page 28 below.

21

COMPENSATION DISCUSSION AND ANALYSIS CONTINUED

How We Make Compensation Decisions

The Compensation and Personnel Committee oversees our executive and director compensation programs and determines all executive officer and director compensation.

➢ Compensation Philosophy and Objectives

CarMax has a pay-for-performance philosophy. The Committee believes that the best way to implement this philosophy is by tying a significant portion of our executives’ total direct compensation to the attainment of both annual financial goals and multi-year stock price appreciation.

The Committee has established the following objectives for our executive compensation program:

▪	Align the interests of executive officers with the financial interests of our shareholders.

▪	Encourage the achievement of our key strategic, operational and financial goals.

▪	Link incentive compensation to Company and stock price performance, which the Committee believes promotes a unified vision for senior management and creates common motivation among our executives.

▪	Attract, retain and motivate executives with the qualifications necessary to drive our long-term financial success.

▪	Provide the Committee the flexibility to respond to the continually changing environment in which we operate.

The key elements of our executive compensation program are base salaries, annual incentive bonuses and long-term equity awards. The Committee generally makes determinations regarding long-term equity awards in March, with determinations regarding base salaries and annual incentive bonuses made in April. Although these elements are determined at separate Committee meetings, the Committee makes each decision to further the objectives described above. The specific ways in which each element of compensation supports these objectives are described beginning on page 24.

The Committee recognizes the impact that an adjustment to one element of compensation may have on other elements. For example, an increase in an officer’s base salary will result in a larger target annual incentive amount. Although the Committee considers these relationships between the various elements of compensation—and also considers each executive officer’s total compensation—decisions regarding any one element of compensation are not determinative of decisions regarding other elements.

The Committee generally considers the value of stock-based compensation as an element of our executive compensation program at the time of grant of an equity award, not at the time of exercise. Accordingly, the Committee did not consider the realized value of long-term equity compensation when designing and evaluating our executive compensation program.

➢ Compensation Consultant

The Committee has retained an independent compensation consultant.	In fiscal 2013, the Committee engaged Frederic W. Cook & Co., Inc. (“FWC”), a compensation consultant, to obtain access to independent compensation data, analysis and advice. The Committee chose FWC based on FWC’s expertise in executive compensation and FWC’s prior service as an advisor to the Committee in connection with the Company’s equity program. Pursuant to its charter, the Committee has the sole authority to hire, oversee and terminate FWC, as well as to approve FWC’s fees and any other terms of the engagement. Committee members have direct access to FWC without going through management. FWC provides no services to CarMax other than those it provides to the Committee.

The Committee assessed FWC’s independence in fiscal 2013 under recently promulgated SEC and NYSE standards and concluded that FWC was independent. The Committee considered, among other factors:

▪	whether FWC provided other services to CarMax;

▪	the amount of fees paid by CarMax to FWC as a percentage of FWC’s total revenue;

▪	FWC’s policies and procedures designed to prevent conflicts of interest;

▪	any business or personal relationship between the individuals advising the Committee and any Committee member;

22

▪	any CarMax stock owned by the individuals advising the Committee; and

▪	any business or personal relationship between the individuals advising the Committee, or FWC itself, and an executive officer of CarMax.

FWC attends Committee meetings from time to time and provides analysis and recommendations that inform the Committee’s decisions. FWC assisted the Committee in fiscal 2013 by analyzing and providing recommendations with regard to the design of long-term incentive compensation and analyzing and providing recommendations with respect to fiscal 2014 total direct compensation for the Company’s CEO and executive and senior vice presidents.

Prior to engaging FWC, the Committee used the services of Hay Group, a compensation consultant, to obtain access to independent compensation data, analysis and advice. Hay Group attended Committee meetings from time to time and provided analysis and recommendations that informed the Committee’s decisions. Hay Group assisted the Committee in connection with the Committee’s fiscal 2013 compensation decisions by analyzing and providing recommendations with respect to fiscal 2013 total direct compensation for the Company’s CEO, certain senior vice presidents and directors.

➢ Management’s Role

Although management does not have any decision-making authority regarding executive compensation, management assists the Committee by recommending appropriate base salary levels (except for the CEO), annual incentive bonus objectives and targets, and individual long-term equity awards. Management also assists the Committee with the preparation of meeting agendas and prepares materials for those meetings as directed by the Committee.

The Committee has not delegated any authority with respect to the compensation of our executive officers and directors. The Committee, however, has delegated limited authority to our CEO and CFO to grant long-term equity awards to our non-executive officers between regularly scheduled Committee meetings in an amount not to exceed 75,000 shares or units. These awards are subject to our Employee Equity Grant Policy, which is available under the “Corporate Governance” link at investor.carmax.com. The Committee’s practice is to review and ratify any such grant at its next regularly scheduled meeting.

Notwithstanding the Committee’s use of outside advisers and management’s participation in the executive compensation process, the Committee makes all executive compensation decisions using its own independent judgment and analysis.

➢ Consideration of the Most Recent Advisory “Say-on-Pay” Vote

97% of the votes cast on last year’s say-on-pay proposal approved CarMax’s executive compensation.

At our 2012 annual meeting, shareholders expressed strong support for our executive compensation program, with more than 97% of the votes cast voting in favor of the program. The Committee was once again gratified by this response, which followed a similar response at the 2011 annual meeting, at which more than 98% of the votes cast were in favor of the program.

Based on these results and the Committee’s independent judgment, the Committee made no material changes to the structure of our executive compensation program in fiscal 2013.

➢ Peer Group

The Committee uses the following peer group of companies to benchmark compensation practices. The Committee selected this peer group in October 2011 based on an analysis by Hay Group and the Committee’s own independent judgment. These peers fell within a reasonable range (both above and below CarMax) of comparative factors such as revenue, market capitalization, net income, total shareholder return and return on investment. These peers are generally specialty auto retailers, direct competitors or “big box” retailers. The composition of our peer group may vary from year to year.

Advance Auto Parts, Inc.	Family Dollar Stores, Inc.	Penske Automotive Group, Inc.
AutoNation, Inc.	GameStop Corp.	PetSmart, Inc.
AutoZone, Inc.	Genuine Parts Company	Ross Stores, Inc.
Bed Bath & Beyond Inc.	Group 1 Automotive, Inc.	The Sherwin-Williams Company
Dick’s Sporting Goods, Inc.	The Hertz Corporation	Staples, Inc.
Dollar General Corporation	Kohl’s Corporation	Tractor Supply Company

23

COMPENSATION DISCUSSION AND ANALYSIS CONTINUED

The Committee generally tries to set base salaries that are at or near the 50th percentile of the peer group. The Committee uses annual incentive bonuses and long-term equity awards to further reward executive officers with total direct compensation at or near the 75th percentile of the peer group when CarMax performs well.

The Committee uses peer group data as one of many factors to inform the Committee’s compensation decisions. Other factors include individual performance, Company performance, seniority and succession planning.

What We Pay and Why: Elements of Compensation

The key elements of compensation for our named executive officers are base salary, an annual incentive bonus and long-term equity awards. Together, these elements make up total direct compensation.

Base Salary	+	Annual Incentive	+	Long-Term Equity Awards	=	Total Direct Compensation
Bonus

This section describes these elements and details the amounts of each earned by our named executive officers in fiscal 2013.

➢ Base Salary

We pay competitive base salaries to retain key officers and attract the new talent necessary for our long-term success. An executive officer’s base salary generally reflects the officer’s responsibilities, tenure and job performance, as well as the market for the officer’s services. The Committee reviews officer base salaries every year, generally in April. When the Committee reviews base salaries, it considers the reports and advice provided by its independent compensation consultant, as well as the recommendations provided by our CEO (except when setting the CEO’s base salary).

At the beginning of fiscal 2013, the Committee approved the following base salary adjustments based on each individual’s performance in fiscal 2012 and the other factors described below.

	Prior Base	Fiscal 2013	Percentage
	Salary	Base Salary	Increase
Name	($)	($)	(%)
Thomas J. Folliard	1,040,000	1,090,000	4.8
Michael K. Dolan(a)	628,223	628,223	—
William D. Nash	425,000	475,000	11.8
Thomas W. Reedy	500,000	550,000	10.0
William C. Wood	500,000	550,000	10.0
Joseph S. Kunkel	591,573	612,278	3.5
Eric M. Margolin	403,650	417,778	3.5

(a)	In light of his July 2012 retirement, Mr. Dolan did not receive a base salary increase in fiscal 2013.

The Committee increased Mr. Folliard’s base salary by 4.8% based on a review of his individual performance in fiscal 2012 and to align his base salary more closely with the median CEO base salary of the peer group listed on page 23.

The Committee increased the base salaries of Messrs. Nash, Reedy and Wood by 11.8%, 10.0% and 10.0%, respectively, in connection with each of their promotions in March 2012 from Senior Vice President to Executive Vice President. The increases aligned each officer’s base salary more closely with the median base salary of the peer group for similar positions. Mr. Nash was promoted from Senior Vice President, Human Resources and Administrative Services to Executive Vice President, Human Resources and Administrative Services. Mr. Reedy was promoted from Senior Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer. Mr. Wood was promoted from Senior Vice President, Stores to Executive Vice President, Stores.

Finally, Mr. Folliard recommended that the Committee increase the base salaries for each of the other named executive officers (other than Mr. Dolan due to his planned retirement) by 3.5%, based on the individual contributions that each officer made to CarMax’s performance in fiscal 2012. This amount was consistent with the base salary increase awarded generally to the Company’s salaried associates in fiscal 2013. The Committee agreed with Mr. Folliard’s recommendation.

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➢ Annual Incentive Bonus

We pay annual incentive bonuses to drive the achievement of CarMax’s financial goals. The amount of the incentive bonus depends on our performance as measured against objective performance goals established by the Committee at the beginning of each fiscal year. Bonuses are not guaranteed.

We calculate bonuses using the following formula:

Base Salary	×	Target Percentage of	×	Performance Adjustment	=	Annual Incentive Bonus
		Base Salary		Factor

Base salaries, which are the first component of this formula, are discussed above. The “target percentage of base salary” is an individual’s incentive bonus target expressed as a percentage of base salary. This percentage differs among our named executive officers depending on their level of authority and is set forth in a written agreement between each officer and the Company. Each named executive officer’s target percentage is listed in the table on page 26. Finally, the “performance adjustment factor,” which is the last component of this formula, is a percentage representing the Company’s success in meeting the performance goals set by the Committee at the beginning of each fiscal year. As described in the chart below, in calculating the performance adjustment factor for fiscal 2013, the Committee did not include the effect on the Company’s earnings of the share repurchase program we initiated in fiscal 2013.

This following chart describes how the Committee applied this formula in fiscal 2013.

Step One: Select Performance Measure	The Committee determined in April 2012 that the threshold, target and maximum performance goals for fiscal 2013 would be based on our fiscal 2013 earnings per share. The Committee believes that tying performance goals to earnings aligns management and shareholder interests.
Step Two: Select Performance Targets	The Committee then established the following diluted earnings per share targets for fiscal 2013: $1.79 as the threshold performance goal; $1.88 as the target performance goal; and $1.98 as the maximum performance goal.
Step Three: Select Performance Adjustment Factors

The Committee then established the following performance adjustment factors for fiscal 2013:

▪ 25% if the threshold performance goal of $1.79 was achieved

▪ 100% if the target performance goal of $1.88 was achieved

▪ 150% if the maximum performance goal of $1.98 was achieved

If the threshold performance goal is not achieved, no incentive bonus is paid. The performance adjustment factors are prorated when our actual performance exceeds a lower performance goal but not the next higher performance goal.

Step Four: Assess Performance to Targets	The Committee certified in April 2013 that CarMax had achieved diluted earnings per share for fiscal 2013 of $1.8733. The Committee then subtracted the effect of our share repurchase program from this amount, yielding a figure of $1.8659 and a related performance adjustment factor of 88.3% for fiscal 2013. The Committee multiplied this percentage times each named executive officer’s target incentive amount to arrive at the fiscal 2013 bonus.

25

COMPENSATION DISCUSSION AND ANALYSIS CONTINUED

The following table shows each named executive officer’s fiscal 2013 bonus. It also shows each officer’s base salary, incentive target percentage and target and maximum bonus amounts. Because our performance adjustment factor was 88.3%, each officer’s actual bonus was less than both the target incentive amount and the maximum incentive amount.

Name	Base Salary ($)	Incentive Target Percentage (%)	Actual Fiscal 2013 Incentive Bonus ($)	Target Incentive Amount ($)	Maximum Incentive Amount ($)
Thomas J. Folliard	1,090,000	125	1,203,088	1,362,500	2,043,750
Michael K. Dolan(a)	628,223	60	129,485	376,934	565,401
William D. Nash	475,000	60	251,655	285,000	427,500
Thomas W. Reedy	550,000	60	291,390	330,000	495,000
William C. Wood	550,000	60	291,390	330,000	495,000
Joseph S. Kunkel(b)	612,278	40	175,968	244,911	367,367
Eric M. Margolin	417,778	40	147,559	167,111	250,667

(a)	In light of his July 2012 retirement, Mr. Dolan will be paid a pro-rata bonus for fiscal 2013.

(b)	In light of his December 2012 departure, Mr. Kunkel will be paid a pro-rata bonus for fiscal 2013.

During the last five fiscal years, our average performance adjustment factor has been 105% (88.3%, 86.4%, 150%, 200% and 0% for fiscal 2013, 2012, 2011, 2010 and 2009 respectively), meaning that, on average for the past five years, we have paid our named executive officers an annual incentive bonus of 105% of their respective target incentive amounts.

The Committee determines all incentive bonuses in accordance with the CarMax, Inc. Annual Performance-Based Bonus Plan (“Bonus Plan”). We adopted the Bonus Plan as a mechanism to provide annual incentive compensation and to preserve the deductibility of this compensation in accordance with Section 162(m) of the Internal Revenue Code. The Bonus Plan provides that the maximum amount payable to any one individual in any one fiscal year is $5 million. In fiscal 2013, however, the Committee limited the maximum performance adjustment factor to 150%, ensuring that Mr. Folliard’s bonus could not exceed $2,043,750 and that no other individual bonus could exceed $565,401.

The Bonus Plan authorizes the Committee to reduce the amount of any bonus paid to a named executive officer below the amount that otherwise would be payable. The Committee may also decide not to pay a bonus even when performance goals have been satisfied. Under no circumstances, however, may the Committee increase the amount of any bonus payable under the Bonus Plan above what would be payable to an executive upon application of the relevant performance adjustment factor.

➢ Long-Term Equity Awards

We grant long-term equity awards to tie our executives’ long-term compensation directly to CarMax’s stock price and to drive the achievement of our strategic goals. We also believe that long-term equity awards are an important retention tool.

We provide two forms of equity awards to our named executive officers.	We provide two kinds of long-term equity awards to our named executive officers: stock options and stock-settled restricted stock units, which we refer to as market stock units (“MSUs”). We grant each of these forms of equity pursuant to the CarMax, Inc. 2002 Stock Incentive Plan (“Stock Incentive Plan”). Each form is described below.

º Stock Options

Each option represents the right to purchase one share of our common stock at the exercise, or “strike,” price. The strike price is equal to the volume-weighted average price of our common stock on the grant date. The Committee believes that the use of the volume-weighted average price, as opposed to the closing price, is more representative of the value of the common stock on the grant date because it incorporates all trades made on the grant date.

Our option awards generally vest in 25% increments over four years; that is, one quarter of the options granted vests on the first anniversary of the grant, another quarter vests on the second anniversary, and so forth. Limited circumstances may trigger early vesting. The awards expire on the seventh anniversary of the grant date.

26

We believe that granting stock options supports our pay-for-performance philosophy by aligning management and shareholder interests. If our stock price does not rise, the options have no value. In addition to promoting alignment of management and shareholder interests, the four-year vesting schedule of our options ensures that our executives are appropriately focused on CarMax’s long-term strategic goals. This vesting schedule also operates as a retention tool.

º Market Stock Units

Each MSU represents the right to receive between zero and two shares of our common stock. The number of shares awarded depends solely on how much the price of our common stock appreciates between the date the MSU is granted and the date the MSU is settled. Specifically, the conversion ratio of each MSU is calculated by dividing the average closing price of our common stock during the final 40 trading days of the vesting period by our stock price on the grant date. The resulting quotient is capped at two. The quotient is multiplied by the number of MSUs granted to yield the number of shares of stock awarded.

MSUs generally vest on the three-year anniversary of the grant date, although limited circumstances may trigger early vesting.

We believe that granting MSUs supports our pay-for-performance philosophy because the value of each unit is tied to the value of a share of our common stock. The conversion formula, however, ensures that MSUs, unlike stock options, retain some of their value even when our stock price falls below the grant date price. MSUs thus serve as a retention tool and a source of motivation to the named executive officers and other associates who receive them even in down-market environments. In addition, similar to our stock options, an MSU’s multi-year vesting schedule ensures that our executives are appropriately focused on CarMax’s long-term strategic goals and operates as a retention tool.

In determining the number of options and MSUs to award, the Committee considers the named executive officer’s role at CarMax; our recent financial performance; the performance of our common stock; the fair market value, expense and dilutive effect of any potential award; succession planning; and the importance of retaining the officer’s services. The Committee solicits the advice of its independent compensation consultant and the opinion of the Company’s CEO. The CEO generally gives the Committee an initial recommendation for annual long-term equity awards. The Committee reviews this recommendation and makes its own independent determination.

In fiscal 2013, the Committee approved stock option and MSU awards for our named executive officers in the amounts noted below. This table also includes the total grant date fair values of the equity awards made in fiscal 2013 and 2012.

	Options and MSUs Granted in Fiscal 2013			Options and MSUs Granted in Fiscal 2012
			Total			Total
	Number of		Grant Date	Number of		Grant Date
	Stock	Number of	Fair Value	Stock	Number of	Fair Value
Name	Options(a)	MSUs	($)	Options(a)	MSUs	($)
Thomas J. Folliard	271,435	28,560	4,610,764	209,951	20,972	3,861,626
Michael K. Dolan	102,843	10,679	1,741,224	94,669	9,456	1,741,223
William D. Nash	102,843	10,679	1,741,224	79,846	8,021	1,443,580
Thomas W. Reedy	102,843	10,679	1,741,224	79,846	8,021	1,443,580
William C. Wood	102,843	10,679	1,741,224	79,846	8,021	1,443,580
Joseph S. Kunkel	70,497	7,320	1,193,567	64,894	6,482	1,193,583
Eric M. Margolin	70,497	7,320	1,193,567	64,894	6,482	1,193,583

(a)	We grant limited stock appreciation rights (“SARs”) in tandem with each option. The SARs may be exercised only in the event of a change-in-control of the Company. Upon the exercise of the SAR and the surrender of the related option, the officer is entitled to receive an amount equal to the difference between the value of our common stock on the date of exercise and the exercise price of the underlying stock option. No free-standing SARs have been granted.

The Committee approved a 19% increase in the value of Mr. Folliard’s fiscal 2013 long-term equity award. The Committee approved this increase based on a review of Mr. Folliard’s individual performance in fiscal 2012 and to align his long-term equity compensation more closely with the 75th percentile of the peer group.

27

COMPENSATION DISCUSSION AND ANALYSIS CONTINUED

With the exception of Mr. Folliard, the value of the annual long-term equity awards provided to our named executive officers in fiscal 2013 remained flat, meaning that the same economic value was delivered in fiscal 2013 as was delivered in fiscal 2012 to an officer in the same position (i.e., president, executive vice president or senior vice president). Although the economic value of these awards remained flat, the number of options and MSUs awarded in fiscal 2013 increased over fiscal 2012 due to a year-over-year decrease in our stock price at the time of the award. In addition, Messrs. Nash, Reedy and Wood received a year-over-year increase in value even though the Committee took a flat value approach because each of them was promoted from a senior vice president role in fiscal 2012 to an executive vice president role in fiscal 2013.

In fiscal 2013, we delivered 75% of the fair value of each long-term equity award in the form of options and 25% in the form of MSUs. The Committee believes this mix of long-term equity best motivates our executives to drive long-term shareholder value in both appreciating and, to a lesser extent, depreciating market environments. The exercise price of the annual option awards granted in April 2012 and April 2011 was $31.76 and $32.69, respectively.

Our Employee Equity Grant Policy requires us to grant our annual long-term equity awards three business days after we release the prior fiscal year’s year-end earnings information. The Committee complied with this requirement in fiscal 2013, granting the awards listed above on April 10, 2012. The awards were priced at the volume-weighted average price of our common stock on the grant date, in accordance with our Stock Incentive Plan and our Employee Equity Grant Policy.

➢ Compensation Mix

As our executives assume more responsibility, we generally increase the percentage of their compensation that is performance-based. We do not have a pre-established policy or target for allocation between specific compensation components. The following charts, however, show that the majority of annual total direct compensation for both our CEO and our other named executive officers as a group is determined by our performance. The chart titled “Named Executive Officer Total Direct Compensation (without CEO)” excludes Messrs. Dolan and Kunkel, since they are no longer executive officers of CarMax.

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The table below illustrates how each named executive officer’s total direct compensation in fiscal 2013 was allocated between performance-based and fixed compensation, as well as the break-down of performance-based compensation that was based on annual and long-term Company performance.

	Percentage of Total Direct		Percentage of Performance-Based
	Compensation		Compensation
	Performance-			Long-
	Based	Fixed	Annual	Term
Thomas J. Folliard	84	16	21	79
Michael K. Dolan(a)	88	12	7	93
William D. Nash	81	19	13	87
Thomas W. Reedy	79	21	14	86
William C. Wood	79	21	14	86
Joseph S. Kunkel(a)	73	27	13	87
Eric M. Margolin	76	24	11	89

(a)	In light of their respective departures from CarMax during fiscal 2013, Messrs. Dolan and Kunkel will be paid a pro-rata bonus for fiscal 2013. Their receipt of a pro-rata bonus instead of a full-year bonus, as well as their receipt of less than a full year’s salary, affects each of their compensation mix allocations.

➢ Additional Elements of Compensation

We provide our executive officers the benefits available to CarMax associates generally. We also provide the limited perquisites described below. These benefits and perquisites are intended to be part of a competitive compensation package.

º Benefits Available to CarMax Associates Generally

Our executives and our full-time associates generally are eligible for health coverage, life insurance, short- and long-term disability insurance, matching gifts to qualified charitable organizations, and a defined contribution, or 401(k), plan that we refer to as our Retirement Savings Plan. In addition, executives and CarMax associates generally who satisfied certain criteria as of December 31, 2008, may be eligible for benefits under our frozen Pension Plan. Additional details regarding these frozen benefits can be found in the “Pension Benefits in Fiscal 2013” table on page 39.

º Non-Qualified Retirement Plans

Our executives and other highly-compensated associates are eligible to participate in two non-qualified retirement plans: the Retirement Restoration Plan (“RRP”) and the Executive Deferred Compensation Plan (“EDCP”). A description of these plans can be found in the narrative discussion following the “Nonqualified Deferred Compensation” table on page 40. Details regarding the fiscal 2013 contributions to each named executive officer’s RRP and EDCP accounts, as well as the earnings and aggregate balances for those accounts, can be found in the “Nonqualified Deferred Compensation” table on page 40.

In addition to the RRP and the EDCP, executives and other highly compensated CarMax associates who satisfied certain criteria as of December 31, 2008, may be eligible for benefits under our frozen Benefit Restoration Plan. Additional details regarding these frozen benefits can be found in the “Pension Benefits in Fiscal 2013” table on page 39.

º Company Transportation

We provide a car allowance and the use of a CarMax-owned vehicle for each of our named executive officers. We offer a similar benefit to each of our regional vice presidents. We also provide the use of a CarMax-owned vehicle, on the same terms as provided to the named executive officers, to certain other eligible associates. For all associates using CarMax-owned vehicles, we bear the maintenance and insurance costs. We treat the monthly vehicle allowance and the personal use of a Company-owned vehicle as income to the associate. The associate pays the related income taxes.

We encourage our executive officers to use our plane for business travel. Our plane is also available for personal use by our President (Mr. Folliard) and Executive Vice Presidents (Messrs. Nash, Reedy and Wood) when we do not need the plane for business travel. (Our plane was also available for personal use by Messrs. Dolan and Kunkel prior to their departures from CarMax in fiscal 2013.) Mr. Folliard is

29

COMPENSATION DISCUSSION AND ANALYSIS CONTINUED

required to reimburse CarMax for the incremental costs associated with his personal use to the extent that those costs exceed $175,000 in any fiscal year. Messrs. Nash, Reedy and Wood are, and prior to their departures Messrs. Dolan and Kunkel were, required to reimburse CarMax for the incremental costs associated with their respective personal uses of the plane to the extent that those costs exceed $35,000 in any fiscal year. Our executives bear all income taxes associated with their personal use of the plane.

We do not provide tax gross-ups on these transportation benefits.

º Tax and Financial Planning Services

We provide a tax and financial planning benefit to our named executive officers. This benefit is valued at $14,280 per year. Officers who forego this benefit may engage their own tax professional at the Company’s expense in an amount up to $5,000 ($10,000 for the CEO) per year. The Committee approved this benefit to reduce the amount of time and attention that our executive officers must spend on personal tax and financial planning, which permits them to focus on their responsibilities to CarMax, and to maximize the financial reward of the compensation that CarMax provides. Officers bear all income taxes associated with these tax and financial planning benefits. We do not provide tax gross-ups on these benefits.

Additional Information

➢ Employment and Severance Agreements

We have entered into an employment or severance agreement with each of our named executive officers. The Committee has determined that these agreements are beneficial to us because they contain restrictive covenants relating to confidential information, non-competition and non-solicitation of our associates. The Committee also believes that these agreements serve as a recruiting tool and better enable our current executives to focus on CarMax’s strategic and operating goals.

Mr. Folliard’s employment agreement was for an initial term of two years, with automatic extensions for additional one-year periods following the end of the initial term (or any subsequent renewal period), unless either CarMax or Mr. Folliard provides written notice of intent not to renew at least 90 days before the end of the then-current term. The severance agreements with the other named executive officers do not have a specified term of agreement.

Our severance agreements do not provide tax gross-ups.	Under the terms of the employment and severance agreements, the Committee establishes and approves each named executive officer’s annual base salary, which cannot be less than the minimum base salary set forth in each agreement unless across-the-board reductions in salary are implemented for all of our senior officers. Additionally, the Committee approves the performance measures and payment amounts that determine each named executive officer’s annual incentive bonus under the Bonus Plan. The agreements provide further that each named executive officer is eligible to participate in our Stock Incentive Plan and to participate in all other incentive, compensation, benefit and similar plans available to our other executive officers.

None of these agreements provide tax gross-ups on any compensation or perquisites.

º Clawback and Forfeiture Provisions

The employment and severance agreements contain a clawback provision. If any named executive officer engages in conduct for which he could be terminated for cause, with certain limitations, and the conduct directly results in the filing of a restatement of any financial statement that was previously filed with the SEC, the named executive officer shall, upon demand by the Company, repay with interest all compensation that was expressly conditioned on the achievement of certain financial results if the restated financial statements would have resulted in a lesser amount being paid.

At last year’s annual meeting, we asked our shareholders to approve amendments to add clawback provisions to both our Bonus Plan and Stock Incentive Plan. Our shareholders approved these provisions, which provide that any award that is subject to recovery under any law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, will be subject to a clawback as required by such law or any CarMax policy adopted pursuant to such law.

In addition to the clawback provisions discussed above, our equity award agreements contain a forfeiture provision. If a named executive officer is terminated for cause, the officer’s unexercised vested and unvested options and unvested MSUs will be forfeited.

30

º Change-in-Control and Severance Benefits

Each employment and severance agreement provides for payments and other benefits in certain circumstances involving a termination of employment, including a termination of employment in connection with a change-in-control. Payments in connection with a change-in-control are subject to a “double trigger”; that is, the executive is not entitled to payment unless there is both a change-in-control and the executive is subsequently terminated without cause (or resigns for good reason). Our executives are not entitled to any severance payments as a result of voluntary termination (outside of the retirement context) or if they are terminated for cause. Detailed information with respect to these payments and benefits can be found under the heading “Potential Payments Upon Termination or Change-in-Control” beginning on page 42.

The Committee believes that these severance benefits encourage the commitment of our named executive officers and ensure that they will be able to devote their full attention and energy to our affairs in the face of potentially disruptive and distracting circumstances. In the event of a potential change-in-control, our named executive officers will be able to analyze and evaluate proposals objectively with a view to the best interests of CarMax and its shareholders and to act as the Board may direct without fear of retribution if a change-in-control occurs. The Committee recognizes that the severance benefits may have the effect of discouraging takeovers and protecting our officers from removal because the severance benefits increase the cost that would be incurred by an acquiring company seeking to replace current management. The Committee believes, however, that the benefit to CarMax and its shareholders outweighs this concern.

➢ Risk and Compensation Policies and Practices

The Compensation and Personnel Committee assesses CarMax’s compensation policies and practices each year to ensure that they do not create risks that are reasonably likely to have a material adverse effect on the Company. In fiscal 2013, management reviewed the compensation policies and practices for all CarMax associates (including store associates, store management, regional leadership teams, home office and CarMax Auto Finance associates, and executive officers). Management then presented a summary of its review at the Committee’s January 2013 meeting. The summary listed each compensation policy or practice applicable to the various groups of CarMax associates, including base salaries, annual incentive bonuses, long-term equity awards, sales bonuses, sales commissions and hourly pay. The summary also listed the potential risks associated with those policies or practices and the risk mitigation tools we employ to mitigate those risks, including the following:

▪	Annual Incentive Bonuses : payments made to senior management are: (i) subject to a clawback provision; (ii) capped at a plan maximum of $5 million; and (iii) only paid when CarMax satisfies the objective metrics designed at the beginning of the year by an independent committee of non-employee directors.

▪	Long-Term Equity Awards: equity awards are: (i) approved by an independent committee of non-employee directors; (ii) contain three and four-year vesting provisions; and (iii) for senior management, must be held in compliance with CarMax’s executive stock ownership guidelines.

▪	Sales Bonuses: sales bonuses are monitored to ensure that associates are not overpaid based on inflated sales figures. Monitoring tools include: (i) centralized assignment of sales targets; (ii) centralized and non-negotiable vehicle pricing; (iii) electronic reporting of sales from each store to the home office; and (iv) performance of a daily vehicle inventory at each store.

▪	Hourly Pay: hourly pay is tracked and managed through a centralized time management and reporting system.

Following discussion and a review of the summary noted above, the Committee determined that none of our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

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COMPENSATION DISCUSSION AND ANALYSIS CONTINUED

➢ Stock Ownership Guidelines

To further align the long-term financial interests of our executives and our shareholders, the Committee has established the following stock ownership guidelines:

Subject Officers	Required to Own the Lesser of:
Chief Executive Officer	6 x Base Salary or 300,000 shares
Executive Vice President	3 x Base Salary or 100,000 shares
Senior Vice President	2 x Base Salary or 50,000 shares

Executives have five years from the date they first become subject to a particular level of stock ownership to meet the corresponding requirement. The Committee measures compliance on an annual basis at the end of each fiscal year. Acceptable forms of ownership include shares owned outright (by the executive or an immediate family member), in-the-money stock options and MSUs. Our stock ownership guidelines are available under the “Corporate Governance” link at investor.carmax.com.

As of February 28, 2013, all of our named executive officers satisfied the ownership guidelines set forth above.

➢ Prohibition on Hedging and Pledging

We prohibit all CarMax associates from engaging in any hedging transactions involving CarMax stock. In addition, as of August 2012, we prohibit all CarMax associates from engaging in any pledging transactions involving CarMax stock. Both of these prohibitions apply to our named executive officers and our non-employee directors.

➢ Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation over $1 million paid in any fiscal year to the CEO or any of the three other highest paid executive officers (other than the CFO) unless that compensation is performance-based. Compensation under our Bonus Plan and stock options granted pursuant to our Stock Incentive Plan currently qualify as performance-based under Section 162(m). Although the Committee generally seeks to preserve the deductibility of most compensation paid to our executive officers, the primary function of our executive compensation program is to drive the creation of long-term shareholder value.

Section 409A of the Internal Revenue Code imposes certain requirements on non-qualified deferred compensation, which can include long-term equity awards and severance. CarMax’s executive compensation programs generally are designed to comply with the requirements of that section so as to avoid potential adverse tax consequences that may result from non-compliance.

In developing CarMax’s executive compensation programs, the Committee considers the accounting treatment of, and the expenses associated with, the Company’s long-term equity compensation practices.

COMPENSATION AND PERSONNEL COMMITTEE REPORT

The Compensation and Personnel Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended to the CarMax, Inc. Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into CarMax’s Annual Report on Form 10-K for the year ended February 28, 2013.

THE COMPENSATION AND PERSONNEL COMMITTEE

Thomas G. Stemberg, Chairman

Ronald E. Blaylock

Shira Goodman

32

COMPENSATION TABLES

Summary Compensation Table

The table below shows the compensation paid to or earned by our named executive officers in fiscal 2013, 2012 and 2011.

						Change in
						Pension Value
						and Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
	Fiscal	Salary	Awards(a)	Awards(a)	Compensation(b)	Earnings(c)	Compensation(d)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Thomas J. Folliard	2013	1,086,154	1,152,682	3,458,082	1,203,088	222,701	283,140	7,405,847
President and	2012	1,037,308	955,904	2,905,722	898,560	357,735	319,390	6,474,619
Chief Executive Officer	2011	993,077	760,025	2,280,068	1,507,500	105,469	262,693	5,908,832
Michael K. Dolan	2013	265,787	431,004	1,310,220	129,485	129,651	64,175	2,330,322
Former Executive VP and	2012	626,589	431,004	1,310,219	325,671	208,520	137,694	3,039,697
Chief Admin. Officer	2011	605,028	342,685	1,028,105	546,281	82,953	118,611	2,723,663
William D. Nash	2013	471,154	431,004	1,310,220	251,655	37,894	76,355	2,578,282
Executive VP, HR and
Admin. Services
Thomas W. Reedy	2013	546,154	431,004	1,310,220	291,390	33,702	73,791	2,686,261
Executive VP and Chief	2012	460,800	357,949	1,085,631	172,800	54,264	73,010	2,204,454
Financial Officer	2011	411,486	297,390	892,243	258,000	16,241	55,808	1,931,168
William C. Wood	2013	546,154	431,004	1,310,220	291,390	81,810	112,100	2,772,678
Executive VP, Stores	2012	460,800	357,949	1,085,631	172,800	130,800	67,423	2,275,403
	2011	423,594	234,908	704,749	258,000	37,997	58,189	1,717,437
Joseph S. Kunkel	2013	516,489	295,435	898,132	175,968	98,306	1,710,380	3,694,710
Former Senior VP,	2012	590,034	295,450	898,133	204,448	159,024	115,738	2,262,827
Marketing & Strategy	2011	569,710	234,908	704,749	342,941	48,530	119,339	2,020,177
Eric M. Margolin	2013	416,691	295,435	898,132	147,559	5,047	62,679	1,825,543
Senior VP, General Counsel
and Corp. Secretary

(a)	Represents the aggregate grant date fair value of the awards made in each fiscal year as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). These amounts do not correspond to the actual value that may be recognized by each named executive officer. Additional information regarding outstanding awards, including exercise prices and expiration dates, can be found in the “Outstanding Equity Awards at Fiscal 2013 Year End” table on page 36. The assumptions used in determining the grant date fair values of the awards are set forth in Note 11(D) to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2013.

(b)	Represents the annual incentive bonus earned under our Bonus Plan.

(c)	Represents the aggregate increase in the actuarial value of accumulated benefits under our Pension Plan and Benefit Restoration Plan accrued during the relevant fiscal year. The “Pension Benefits in Fiscal 2013” table and its accompanying narrative on pages 39 and 40 contain additional details with respect to these amounts.

(d)	Further details are included in the “All Other Compensation in Fiscal 2013” table on page 34.

33

COMPENSATION TABLES CONTINUED

All Other Compensation in Fiscal 2013

					Deferred
	Personal Use of	Personal Use of		Retirement	Compensation
	Company	Company	Car	Savings Plan	Account
	Plane(a)	Car(b)	Allowance(c)	Contribution(d)	Contributions(e)	Other(f)	Total
Name	($)	($)	($)	($)	($)	($)	($)
Thomas J. Folliard	119,076	5,268	10,296	16,317	112,256	19,927	283,140
Michael K. Dolan	32,443	—	2,665	3,834	10,953	14,280	64,175
William D. Nash	19,339	3,128	6,396	11,400	16,245	19,847	76,355
Thomas W. Reedy	—	4,791	6,396	16,442	29,982	16,180	73,791
William C. Wood	35,000	—	6,396	16,442	29,982	24,280	112,100
Joseph S. Kunkel	29,074	6,053	5,330	3,975	14,049	1,651,899	1,710,380
Eric M. Margolin	n/a	7,018	6,396	11,304	13,681	24,280	62,679

(a)	The compensation associated with personal use of the Company plane is based on the aggregate incremental cost to CarMax of operating the plane. The cost is calculated based on the average variable costs of operating the plane, which include fuel, maintenance, travel expenses for the flight crews and other miscellaneous expenses. We divided the total annual variable costs by the total number of miles our plane flew in fiscal 2013 to determine an average variable cost per mile. The average variable cost per mile is multiplied by the miles flown for personal use to derive the incremental cost. This methodology excludes fixed costs that do not change based on usage, such as salaries and benefits for the flight crews, monthly service contracts, hangar rental fees, taxes, rent, depreciation and insurance. The costs associated with deadhead flights (i.e., flights that travel to a destination with no passengers as a result of an executive’s personal use) and incremental plane charters (i.e., plane charters, if any, that we pay for because our plane was not available for business use due to an executive’s personal use) are included in the incremental cost calculations for each executive. The personal use of the Company plane is treated as income to the executive. The related income taxes are calculated using Standard Industry Fare Level rates and are paid by the executive.

(b)	The value of the personal use of a Company automobile is determined based on the annual lease value method and excludes any expenses such as maintenance and insurance.

(c)	The monthly vehicle allowance is $858 for Mr. Folliard and $533 for each of the other named executive officers.

(d)	Includes the Company matching portion of each executive’s Retirement Savings Plan (“RSP”) contributions. Also includes a Company-funded contribution regardless of an executive’s participation in the RSP, as well as an additional Company-funded contribution to those executives who met certain age and service requirements as of December 31, 2008, the date that our Pension Plan was frozen. These RSP benefits are offered on the same terms to all CarMax associates.

(e)	Includes the Company matching portion of each executive’s Retirement Restoration Plan (“RRP”) contributions. Also includes a Company-funded contribution regardless of each executive’s participation in the RRP, as well as an additional Company-funded contribution to those executives who met certain age and service requirements as of December 31, 2008, the date that our Pension Plan was frozen. These RRP benefits are offered on the same terms to all CarMax associates whose salary exceeds the compensation limits imposed by the Internal Revenue Code ($255,000 in 2013). Also includes a restorative contribution designed to compensate executives for any loss of Company contributions under the RSP and RRP due to a reduction in the executive’s eligible compensation under the RSP and RRP resulting from deferrals into the Executive Deferred Compensation Plan.

(f)	Represents: (i) for Mr. Kunkel, severance payments in the amount of $1,633,452 in connection with his separation from service effective December 22, 2012; (ii) for Messrs. Folliard and Nash, spousal travel expenses for a Company-sponsored event and related tax reimbursements in the amount of $147 and $162, respectively; and (iii) the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits, for the named executive officer. These other benefits include tax and financial planning services, which are described on page 30, and matching charitable gifts made by The CarMax Foundation as part of its matching gifts program (which is broadly available to all CarMax associates).

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Grants of Plan-Based Awards in Fiscal 2013

The following table lists grants of plan-based awards to each of our named executive officers during fiscal 2013.

						All Other	All Other
						Stock	Option
						Awards:	Awards:			Grant Date
						Number of	Number of	Exercise or		Fair Value of
			Estimated Possible Payouts Under			Shares of	Securities	Base Price of	Grant Date	Stock and
			Non-Equity Incentive Plan Awards(a)			Stock or	Underlying	Option	Closing	Option
	Approval	Grant	Threshold	Target	Maximum	Units(b)	Options(c)	Awards(d)	Price	Awards(e)
Name	Date	Date	($)	($)	($)	(#)	(#)	($/Sh)	($/Sh)	($)
Thomas J.			340,625	1,362,500	2,043,750
Folliard	3/26/12	4/10/12				28,560				1,152,682
	3/26/12	4/10/12					271,435	31.76	31.36	3,458,082
Michael K.			94,233	376,934	565,401
Dolan	3/26/12	4/10/12				10,679				431,004
	3/26/12	4/10/12					102,843	31.76	31.36	1,310,220
William D.			71,250	285,000	427,500
Nash	3/26/12	4/10/12				10,679				431,004
	3/26/12	4/10/12					102,843	31.76	31.36	1,310,220
Thomas W.			82,500	330,000	495,000
Reedy	3/26/12	4/10/12				10,679				431,004
	3/26/12	4/10/12					102,843	31.76	31.36	1,310,220
William C.			82,500	330,000	495,000
Wood	3/26/12	4/10/12				10,679				431,004
	3/26/12	4/10/12					102,843	31.76	31.36	1,310,220
Joseph S.			61,228	244,911	367,367
Kunkel	3/26/12	4/10/12				7,320				295,435
	3/26/12	4/10/12					70,497	31.76	31.36	898,132
Eric M.			41,778	167,111	250,667
Margolin	3/26/12	4/10/12				7,320				295,435
	3/26/12	4/10/12					70,497	31.76	31.36	898,132

(a)	Represents threshold, target and maximum payout levels under our Bonus Plan for fiscal 2013 performance. The actual amount of each named executive officer’s annual incentive bonus in fiscal 2013 is reported under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” on page 33. Additional information regarding the design of our Bonus Plan is included on pages 25 and 26.

(b)	Represents stock-settled restricted stock units, which we refer to as “market stock units” or “MSUs.” MSUs generally vest on the third anniversary of the grant date. Additional information regarding MSUs, including the formula used to convert MSUs to shares of our common stock upon vesting and settlement, is included on page 27.

(c)	Option awards generally vest in 25% increments annually over a four-year period. Additional information regarding stock options is included on page 26. We granted limited stock appreciation rights, or “SARs,” in tandem with each option award. The SARs may be exercised only in the event of a change-in-control. Upon the exercise of the SAR and the surrender of the related option, the officer is entitled to receive an amount equal to the difference between the value of our common stock on the date of exercise and the exercise price of the underlying stock option.

(d)

All fiscal 2013 stock options were issued with an exercise price equal to the volume-weighted average price of our common stock on the grant date. Additional information regarding our use of the volume-weighted average price is included on page 26.

(e)	Represents the grant date fair value of the award as determined in accordance with ASC Topic 718.

35

COMPENSATION TABLES CONTINUED

Outstanding Equity Awards at Fiscal 2013 Year End

The following table includes information with respect to outstanding equity awards previously granted to our named executive officers as of February 28, 2013.

			Option Awards(a)			Stock Awards(b)
		Number of	Number of			Number of
		Securities	Securities			Shares or	Market Value
		Underlying	Underlying			Units of	of Shares or
		Unexercised	Unexercised	Option		Stock That	Units of Stock
		Options	Options	Exercise	Option	Have Not	That Have
		(#)	(#)	Price	Expiration	Vested	Not Vested
Name	Grant Date	Exercisable	Unexercisable	($/Sh)	Date	(#)	($)
Thomas J. Folliard	6/24/2005	120,000	—	13.19	6/24/15
	4/7/2008	275,000	—	19.82	4/7/15
	4/7/2009	269,512	89,837	11.43	4/7/16
	4/6/2010	104,976	104,975	25.39	4/6/17
	4/6/2010					20,972	1,218,613
	4/5/2011	52,488	157,463	32.69	4/5/18
	4/5/2011					20,972	946,485
	4/10/2012	—	271,435	31.76	4/10/19
	4/10/2012					28,560	1,326,680
Michael K. Dolan	4/7/2008	90,000	—	19.82	4/7/15
	4/7/2009	121,525	—	11.43	4/7/16
	4/6/2010	94,669	—	25.39	4/6/17
	4/5/2011	94,669	—	32.69	4/5/18
	4/10/2012	102,843	—	31.76	4/10/19
William D. Nash	6/24/2005	4,000	—	13.19	6/24/15
	4/7/2008	48,000	—	19.82	4/7/15
	4/7/2009	27,242	12,414	11.43	4/7/16
	4/6/2010	32,448	32,446	25.39	4/6/17
	4/6/2010					6,482	376,647
	4/5/2011	16,224	48,670	32.69	4/5/18
	4/5/2011					6,482	292,538
	12/27/2011	3,738	11,214	30.24	12/27/18
	12/27/2011					1,539	75,084
	4/10/2012	—	102,843	31.76	4/10/19
	4/10/2012					10,679	496,065
Thomas W. Reedy	6/24/2005	30,000	—	13.19	6/24/15
	4/3/2007	30,800	—	24.99	4/3/14
	4/7/2008	38,000	—	19.82	4/7/15
	4/7/2009	24,828	12,414	11.43	4/7/16
	4/6/2010	32,448	32,446	25.39	4/6/17
	4/6/2010					6,482	376,647
	12/27/2010	6,878	6,878	32.05	12/27/17

36

			Option Awards(a)			Stock Awards(b)
		Number of	Number of			Number of
		Securities	Securities			Shares or	Market Value
		Underlying	Underlying			Units of	of Shares or
		Unexercised	Unexercised	Option		Stock That	Units of Stock
		Options	Options	Exercise	Option	Have Not	That Have
		(#)	(#)	Price	Expiration	Vested	Not Vested
Name	Grant Date	Exercisable	Unexercisable	($/Sh)	Date	(#)	($)
	12/27/2010					1,379	63,478
	4/5/2011	16,224	48,670	32.69	4/5/18
	4/5/2011					6,482	292,538
	12/27/2011	3,738	11,214	30.24	12/27/18
	12/27/2011					1,539	75,084
	4/10/2012	—	102,843	31.76	4/10/19
	4/10/2012					10,679	496,065
William C. Wood	6/24/2005	40,000	—	13.19	6/24/15
	4/7/2008	48,000	—	19.82	4/7/15
	4/7/2009	37,242	12,414	11.43	4/7/16
	4/6/2010	32,448	32,446	25.39	4/6/17
	4/6/2010					6,482	376,647
	4/5/2011	16,224	48,670	32.69	4/5/18
	4/5/2011					6,482	292,538
	12/27/2011	3,738	11,214	30.24	12/27/18
	12/27/2011					1,539	75,084
	4/10/2012	—	102,843	31.76	4/10/19
	4/10/2012					10,679	496,065
Joseph S. Kunkel	—	—	—	—	—	—	—
Eric M. Margolin	4/7/2009	83,304	27,768	11.43	4/7/16
	4/6/2010	32,448	32,446	25.39	4/6/17
	4/6/2010					6,482	376,647
	4/5/2011	16,224	48,670	32.69	4/5/18
	4/5/2011					6,482	292,538
	4/10/2012	—	70,497	31.76	4/10/19
	4/10/2012					7,320	340,032

(a)	Option awards generally vest in 25% increments annually over a four-year period. Additional information regarding stock options is included on page 26. We granted limited stock appreciation rights, or “SARs,” in tandem with each option award. Additional information regarding SARs is included on page 35 under the chart titled “Grants of Plan-Based Awards in Fiscal 2013.”

(b)	Represents stock-settled restricted stock units, which we refer to as “market stock units” or “MSUs.” MSUs generally vest on the third anniversary of the grant date. To calculate the market value of the unvested MSUs in the table above, we assumed that the average closing price of our stock during the final 40 trading days of the three-year period was equal to the closing price of our stock on February 28, 2013, the last trading day of our fiscal year (which was $38.41). Additional information regarding MSUs, including the formula used to convert MSUs to shares of our common stock upon vesting and settlement, is included on page 27.

37

COMPENSATION TABLES CONTINUED

Option Exercises and Stock Vested in Fiscal 2013

The following table includes information with respect to the options exercised by, and the MSUs vested in, our named executive officers during fiscal 2013.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise(a)	Exercise(b)	Acquired on Vesting(c)	Vesting(d)
Name	(#)	($)	(#)	($)
Thomas J. Folliard	340,000	5,462,600	64,422	2,140,743
Michael K. Dolan(e)	234,000	3,053,560	56,017	1,691,810
William D. Nash	30,800	332,467	8,902	295,813
Thomas W. Reedy	70,000	1,243,400	8,902	295,813
William C. Wood	70,800	1,293,308	8,902	295,813
Joseph S. Kunkel(f)	720,357	11,263,384	43,768	1,563,194
Eric M. Margolin	50,000	909,000	19,912	661,676

(a)	Represents the number of shares of common stock underlying stock options exercised during fiscal 2013.

(b)	Amounts were calculated based on the difference between (i) the closing price of the Company’s common stock on the exercise date and (ii) the exercise price of the stock options.

(c)	Represents the number of shares of common stock acquired on vesting of the underlying MSUs during fiscal 2013.

(d)	Amounts were calculated by multiplying the closing price of the Company’s common stock on the vesting date by the number of shares acquired on vesting.

(e)	As a result of his retirement on July 20, 2012, all of Mr. Dolan’s unvested MSUs vested. The table provides the valuation of those awards based on the closing price of CarMax stock on July 20, 2012 (which was $26.94). Pursuant to the terms of the MSU award agreements, however, those MSU awards will not be settled and paid until the third anniversary of their respective grant dates. The figure in the table also includes $965,265, which is the value realized by Mr. Dolan in April 2012, prior to his retirement, on the vesting of MSUs granted in April 2009.

(f)	As a result of his departure on December 22, 2012, all of Mr. Kunkel’s unvested MSUs vested. The table provides the valuation of those awards based on the closing price of CarMax stock on December 21, 2012 (which was $37.79), the last trading day before Mr. Kunkel’s departure. Pursuant to the terms of the MSU award agreements and Section 409A of the Internal Revenue Code, however, those MSU awards will not be paid until July 2013. The figure in the table also includes $661,676, which is the value realized by Mr. Kunkel in April 2012, prior to his departure, on the vesting of MSUs granted in April 2009.

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Pension Benefits in Fiscal 2013

The following table lists the accumulated benefits, credited service and benefit payments for each named executive officer under our Pension Plan and Benefit Restoration Plan in fiscal 2013.

		Number of
		Years Credited	Present Value of Accumulated	Payments During Last
		Service(a)	Benefit(b)	Fiscal Year
Name	Plan Name	(#)	($)	($)
Thomas J. Folliard	Pension Plan	16	268,669	—
	Benefit Restoration Plan	16	1,252,942	—
Michael K. Dolan	Pension Plan	12	414,707	18,663
	Benefit Restoration Plan	12	1,079,043	41,008
William D. Nash	Pension Plan	15	197,577	—
	Benefit Restoration Plan	15	36,573	—
Thomas W. Reedy	Pension Plan	6	104,251	—
	Benefit Restoration Plan	6	130,451	—
William C. Wood	Pension Plan	19	299,864	—
	Benefit Restoration Plan	19	239,963	—
Joseph S. Kunkel	Pension Plan	11	206,170	—
	Benefit Restoration Plan	11	509,148	—
Eric M. Margolin	Pension Plan	1	30,763	—
	Benefit Restoration Plan	1	18,838	—

(a)	We have not granted any of our named executive officers extra years of service under the Pension or Benefit Restoration Plan.

(b)	Determined assuming retirement at age 65. The discount rate (4.30%) and mortality assumptions utilized in calculating the present value of the accumulated benefit shown above were consistent with those used for our financial reporting purposes. Additional information regarding our assumptions is set forth in Note 9 to our consolidated financial statements, which is included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2013.

➢ Pension Plan

We froze our Pension Plan, a tax-qualified defined benefit plan, effective December 31, 2008. Prior to that date, this plan was generally available to all full-time associates upon completion of one year of service.

We froze our Pension Plan effective December 31, 2008.

No additional benefits have accrued under the Pension Plan since it was frozen. Previously accrued benefits are determined under a formula that defines an annual annuity amount payable at termination or retirement. The benefit formula is the sum of (1) 0.85% times highest average earnings times years of service up to 35 years plus (2) 0.65% times the excess of highest average earnings over Social Security Covered Compensation times years of service up to 35 years. Earnings are defined as total earnings including base pay, bonuses, overtime pay and commissions, but may not exceed the compensation limit imposed by the Internal Revenue Code. In the final year of benefit accruals, that compensation limit was $230,000. Highest average earnings are based on the highest five consecutive calendar years of earnings during the ten consecutive years before termination or December 31, 2008, if earlier. All participants are vested after five years of service. Benefits are payable at age 65 as a lifetime annuity or actuarially equivalent optional annuity. Actuarially reduced benefits are available to participants retiring after age 55 with at least ten years of service, or after age 62 with at least seven years of service.

As of February 28, 2013, none of our named executive officers had met the requirements for early retirement under our Pension Plan. Mr. Dolan retired in July 2012.

39

COMPENSATION TABLES CONTINUED

➢ Benefit Restoration Plan

We froze our Benefit Restoration Plan, a non-qualified defined benefit plan, effective December 31, 2008. Prior to that date, this plan provided an alternate means of paying benefits to participants in the Pension Plan, including our named executive officers, who were prohibited from receiving additional benefits under the Pension Plan because of the Internal Revenue Code’s compensation limit.

No additional benefits have accrued under the Benefit Restoration Plan since it was frozen. Previously accrued benefits are generally determined and payable under the same terms and conditions as the Pension Plan, but without regard to Internal Revenue Code limitations on amounts of includable earnings and maximum benefits. Benefits paid are reduced by benefits payable under the Pension Plan. To be eligible to receive benefits under the Benefit Restoration Plan, participants must, upon termination, meet the requirements of our Pension Plan for early or normal retirement.

Nonqualified Deferred Compensation

The following table lists fiscal 2013 contributions to each named executive officer’s Retirement Restoration Plan (“RRP”) and Executive Deferred Compensation Plan (“EDCP”) accounts. The table also lists the aggregate earnings, withdrawals and distributions, and balances for each account.

		Executive Contributions in Last Fiscal	Registrant Contributions in Last Fiscal	Aggregate Earnings in Last Fiscal	Aggregate Withdrawals/	Aggregate Balance at Last Fiscal
	Plan	Year(a)	Year(b)	Year(c)	Distributions	Year End(d)
Name	Name	($)	($)	($)	($)	($)
Thomas J. Folliard	RRP	86,351	112,256	53,668	—	669,174
	EDCP	—	—	—	—	—
Michael K. Dolan	RRP	21,905	10,953	20,721	258,281	—
	EDCP	—	—	14,476	97,599	402,907
William D. Nash(e)	RRP	16,220	14,598	4,568	—	67,488
	EDCP	37,628	1,647	5,661	—	73,131
Thomas W. Reedy	RRP	23,063	29,982	11,404	—	144,709
	EDCP	—	—	—	—	—
William C. Wood	RRP	23,063	29,982	11,105	—	187,676
	EDCP	—	—	2,442	—	26,302
Joseph S. Kunkel	RRP	28,097	14,049	24,654	—	296,154
	EDCP	—	—	—	—	—
Eric M. Margolin	RRP	15,201	13,681	10,540	—	121,075
	EDCP	—	—	19,618	—	166,330

(a)	These amounts represent payroll deductions and are therefore included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “Summary Compensation Table” on page 33.

(b)	Company contributions are included in the “All Other Compensation” column of the “Summary Compensation Table” on page 33.

(c)	We do not pay above-market interest or preferential dividends on investments in the RRP or the EDCP. Earnings are determined by the performance of the mutual funds or other investment vehicles selected by each executive.

(d)	For each of Messrs. Folliard, Dolan, Reedy, Wood, Kunkel and Margolin, the following amounts were reported as compensation to each person in the “Summary Compensation Table” in prior fiscal years, respectively: $386,335; $678,507; $70,258; $121,363; $203,237; and $11,254.

(e)	Mr. Nash was the only named executive officer to participate in the EDCP in fiscal 2013.

40

➢ Retirement Restoration Plan

Our executives are eligible to participate in the RRP. The RRP is a nonqualified defined contribution plan that supplements the Retirement Savings Plan we offer to all of our associates. The RRP allows individuals whose benefits under the Retirement Savings Plan are limited due to the compensation limits imposed by the Internal Revenue Code ($255,000 for 2013) to continue to defer portions of their compensation for retirement savings. Eligible associates may defer up to 5% of their combined salary and annual incentive bonus. As we do in our broadly available Retirement Savings Plan, we provide RRP participants with a matching contribution and an additional Company-funded contribution to those participants meeting certain age and service requirements. RRP accounts are paid in a single lump sum payment at separation from service, subject to the requirements of Section 409A of the Internal Revenue Code.

➢ Executive Deferred Compensation Plan

Our executives are also eligible to participate in the EDCP. The EDCP is an additional nonqualified deferred compensation plan that permits eligible associates to defer portions of their compensation to save for retirement or other life events. Eligible associates may defer up to 75% of their salary and up to 90% of their annual incentive bonus. We do not match funds deferred through this plan. The EDCP merely provides a mechanism for eligible associates to defer the taxation of income and related investment gains until the compensation is actually received at a later date. We do, however, provide a restorative contribution designed to compensate associates for any loss of Company contributions under the Retirement Savings Plan and RRP due to a reduction in eligible compensation, as defined under those plans, resulting from deferrals into the EDCP. EDCP accounts are paid based on the participant’s election at the time of the deferral, subject to the requirements of Section 409A of the Internal Revenue Code, and may be paid in a lump sum, a series of annual installments or a partial lump sum followed by a series of annual installments. Participants may elect to receive these distributions upon separation from service or upon the occurrence of one or more specified dates.

All RRP and EDCP accounts are considered unfunded general contractual obligations and are subject to the claims of our general, unsecured creditors.

41

COMPENSATION TABLES CONTINUED

Potential Payments Upon Termination or Change-in-Control

As discussed above on pages 30 and 31, we have agreed to provide payments or other benefits to our named executive officers under various scenarios related to a termination of employment. This section describes those payments and benefits and the events that trigger them. For ease of reference, this section uses abbreviations for the terms “Named Executive Officer” (“NEO”) and “Change-in-Control” (“CIC”).

Our payment obligations under each employment or severance agreement are contingent upon the NEO satisfying the following obligations:

■	During his employment and for two years following his termination, the NEO must comply with the provisions of a covenant not to compete.

■	During his employment and for two years following his termination, the NEO may not solicit or induce our associates to leave us or hire any of our associates.

■	During his employment and at all times subsequent to his last day of his employment, the NEO must hold in strict confidence and safeguard any and all protected information, including our trade secrets.

■	The NEO must return our property and must execute an agreement releasing us from any claims.

➢ Termination Scenarios That Can Trigger Payments and Benefits

There are four categories of events related to a termination of employment that can trigger payments or other benefits under the agreements we have with our NEOs: (i) retirement; (ii) death and disability; (iii) involuntary termination; and (iv) voluntary termination. The following chart describes each category.

Category	Specific Event	Requirements
Retirement	Early Retirement	Termination due to early retirement occurs when an NEO voluntarily terminates his employment at a time when he is eligible for “early retirement” as this term is defined in our Pension Plan (generally, an NEO is eligible for early retirement after age 55 with at least ten years of service or after age 62 with at least seven years of service). The effective date of termination due to early retirement is the date set forth in a notice from the NEO to us, which must be given at least 90 days in advance. None of our NEOs are currently eligible for early retirement.
	Normal Retirement	Termination due to normal retirement occurs when an NEO voluntarily terminates his employment at a time when he is eligible for “normal retirement” as this term is defined in our Pension Plan (generally, an NEO is eligible for normal retirement after age 65 with at least five years of service). The effective date of termination is the date set forth in a notice from the NEO to us, which must be given at least 90 days in advance. None of our NEOs are currently eligible for normal retirement.
Death or	Death	The effective date of termination is the date of death.
Disability	Disability	Termination due to disability occurs when we notify the NEO that we have decided to terminate him because he has a physical or mental illness that causes him: (i) to be considered “disabled” for the purpose of eligibility to receive benefits under our long-term disability plan if he is a participant; or (ii) if he does not participate in this plan, to be unable to substantially perform the duties of his position for a total of 180 days during any period of 12 consecutive months and a physician selected by us has furnished to us a certification that the return of the NEO to his normal duties is impossible or improbable. The effective date of termination is the date set forth in a notice from us to the NEO, which must be given to the NEO at least 30 days in advance.

42

Category	Specific Event	Requirements
Involuntary Termination	For Cause	Termination for cause occurs when we decide to terminate an NEO based on our good faith determination that one of certain events have occurred. These events generally consist of, or relate to, the NEO’s material breach of his employment or severance agreement, the NEO’s willful failure to perform his duties or the NEO’s conviction of a felony or a crime involving dishonesty or moral turpitude. We will not owe any payments to an NEO as a result of a termination for cause. The effective date of termination is the date of the termination.
	Without Cause	Termination by us without cause occurs when we terminate the NEO’s employment for any reason other than for cause, as described above, or for disability. The effective date of termination is the date of the notice from us to the NEO.
Voluntary Termination	With Good Reason	Termination by the NEO for good reason occurs when the NEO terminates his employment with us for one of the following events, which we do not cure: (i) a reduction in the NEO’s base salary (which was not part of an across-the-board reduction) or target bonus rate; (ii) a material reduction in the NEO’s duties or authority; (iii) a required relocation to a new principal place of employment more than 35 miles from our home office, excluding a relocation of our home office; (iv) for Mr. Folliard, a failure by the shareholders to reelect him to our Board; or (v) our failure to obtain an agreement from any successor to substantially all of our assets or our business to assume and agree to perform the employment or severance agreement within 15 days after a merger, consolidation, sale or similar transaction. The effective date of termination is the date set forth in a notice from the NEO to us, which notice must be given to us at least 45 days prior to the effective date of termination.
	Without Good Reason	Termination by the NEO without good reason occurs when the NEO terminates his employment for any reason other than good reason, as described above. The effective date of termination is the date set forth in a notice from the NEO to us, which notice must be given to us at least 45 days prior to the effective date of termination. We will not owe any payments to an NEO as a result of a termination without good reason.

The benefits paid in connection with each of these categories may change if the termination event occurs during the two years following a CIC or an asset sale. Each agreement defines a CIC as the acquisition by a third party of beneficial ownership of 20% or more of the voting power of our securities or, in connection with a tender or exchange offer, merger or other business transaction, the directors serving immediately prior to the transaction no longer constitute a majority of our Board following the transaction. Each agreement defines an asset sale as a sale of all or substantially all of CarMax’s assets in a single transaction or a series of related transactions.

➢ Table of Potential Payments Upon Termination or Change-in-Control

The following table shows the estimated payments and benefits that we would provide to each NEO under various scenarios related to a termination of employment or a CIC. The table assumes that each termination event occurred on February 28, 2013. Accordingly, we made certain calculations using a common stock value of $38.41 per share, which was the closing market price on February 28, 2013, the last trading day of our fiscal year. The footnotes to the table explain how these amounts are calculated and how they are paid (that is, in a lump sum or over an extended period). All of the payments described below would be made by CarMax. Section 409A of the Internal Revenue Code imposes a six-month delay on payments related to a termination of employment in certain circumstances. Accordingly, the payment (or first payment) of any amount listed below may be delayed by six months.

The following table does not include amounts payable to each NEO under our Pension Plan, Benefit Restoration Plan, Retirement Restoration Plan or Executive Deferred Compensation Plan, the details of which can be found in the sections titled “Pension Benefits in Fiscal 2013” on page 39 and “Nonqualified Deferred Compensation” on page 40. None of the termination events discussed below enhances any payments to be made under these plans.

43

COMPENSATION TABLES CONTINUED

				TYPE OF TERMINATION EVENT
							CIC
							Followed	CIC
							by	Followed by
							Term. for	Term.
							Cause or	Without
							Resignation	Cause or
			Term.	Resignation	Early or		Without	Resignation
			Without	for Good	Normal	Death or	Good	With Good
			Cause	Reason	Retirement	Disability	Reason	Reason
Name	Type of Payment		($)	($)	($)	($)	($)	($)
Thomas J.	Severance Payment(a)		3,977,120	3,977,120	—	—	—	—
Folliard	Annual Incentive Bonus(b)		1,203,088	—	—	1,362,500	—	1,362,500
	Long-Term Equity Award(c)		9,988,086	9,988,086	—	9,988,086	4,994,043	9,988,086
	Other Payments:	Good Reason(d)	—	1,362,500	—	—	—	—
		CIC(e)	—	—	—	—	—	6,856,332
	Other Benefits:	Health(f)	11,919	11,919	—	—	—	11,919
		Financial	14,280	14,280	—	14,280	—	14,280
		Services(g)
		Outplacement(h)	50,000	50,000	—	—	—	50,000
	TOTAL		15,244,493	15,403,905	—	11,364,866	4,994,043	18,283,117
Michael K.	Severance Payment(a)		—	—	—	—	—	—
Dolan(i)	Annual Incentive Bonus(b)		—	—	129,485	—	—	—
	Long-Term Equity Award(c)		—	—	1,425,911	—	—	—
	Other Payments:	Good Reason(d)	—	—	—	—	—	—
		CIC(e)	—	—	—	—	—	—
	Other Benefits:	Health(f)	—	—	—	—	—	—
		Financial	—	—	14,280	—	—	—
		Services(g)
		Outplacement(h)	—	—	—	—	—	—
	TOTAL		—	—	1,569,676	—	—	—
William D.	Severance Payment(a)		1,243,760	1,243,760	—	—	—	—
Nash	Annual Incentive Bonus(b)		251,655	—	—	285,000	—	285,000
	Long-Term Equity Award(c)		3,051,628	3,051,628	—	3,051,628	1,525,814	3,051,628
	Other Payments:	Good Reason(d)	—	285,000	—	—	—	—
		CIC(e)	—	—	—	—	—	2,172,698
	Other Benefits:	Health(f)	11,919	11,919	—	—	—	11,919
		Financial	14,280	14,280	—	14,280	—	14,280
		Services(g)
		Outplacement(h)	25,000	25,000	—	—	—	25,000
	TOTAL		4,598,242	4,631,587	—	3,350,908	1,525,814	5,560,525
Thomas W.	Severance Payment(a)		1,445,600	1,445,600	—	—	—	—
Reedy	Annual Incentive Bonus(b)		291,390	—	—	330,000	—	330,000
	Long-Term Equity Award(c)		3,158,850	3,158,850	—	3,158,850	1,579,425	3,158,850
	Other Payments:	Good Reason(d)	—	330,000	—	—	—	—
		CIC(e)	—	—	—	—	—	2,515,756
	Other Benefits:	Health(f)	11,919	11,919	—	—	—	11,919
		Financial	14,280	14,280	—	14,280	—	14,280
		Services(g)
		Outplacement(h)	25,000	25,000	—	—	—	25,000
	TOTAL		4,947,039	4,985,649	—	3,503,130	1,579,425	6,055,805

44

				TYPE OF TERMINATION EVENT
							CIC
							Followed	CIC
							by	Followed by
							Term. for	Term.
							Cause or	Without
							Resignation	Cause or
			Term.	Resignation	Early or		Without	Resignation
			Without	for Good	Normal	Death or	Good	With Good
			Cause	Reason	Retirement	Disability	Reason	Reason
Name	Type of Payment		($)	($)	($)	($)	($)	($)
William C.	Severance Payment(a)		1,445,600	1,445,600	—	—	—	—
Wood	Annual Incentive Bonus(b)		291,390	—	—	330,000	—	330,000
	Long-Term Equity Award(c)		3,051,628	3,051,628	—	3,051,628	1,525,814	3,051,628
	Other Payments:	Good Reason(d)	—	330,000	—	—	—	—
		CIC(e)	—	—	—	—	—	2,515,756
	Other Benefits:	Health(f)	11,957	11,957	—	—	—	11,957
		Financial	14,280	14,280	—	14,280	—	14,280
		Services(g)
		Outplacement(h)	25,000	25,000	—	—	—	25,000
	TOTAL		4,839,855	4,878,465	—	3,395,908	1,525,814	5,948,621
Joseph S.	Severance Payment(a)		1,633,452	—	—	—	—	—
Kunkel(j)	Annual Incentive Bonus(b)		175,968	—	—	—	—	—
	Long-Term Equity Award(c)		2,784,508	—	—	—	—	—
	Other Payments:	Good Reason(d)	—	—	—	—	—	—
		CIC(e)	—	—	—	—	—	—
	Other Benefits:	Health(f)	11,919	—	—	—	—	—
		Financial	14,280	—	—	—	—	—
		Services(g)
		Outplacement(h)	25,000	—	—	—	—	—
	TOTAL		4,645,127	—	—	—	—	—
Eric M.	Severance Payment(a)		1,105,124	1,105,124	—	—	—	—
Margolin	Annual Incentive Bonus(b)		147,559	—	—	167,111	—	167,111
	Long-Term Equity Award(c)		2,928,042	2,928,042	—	2,928,042	1,464,021	2,928,042
	Other Payments:	Good Reason(d)	—	167,111	—	—	—	—
		CIC(e)	—	—	—	—	—	1,690,358
	Other Benefits:	Health(f)	11,957	11,957	—	—	—	11,957
		Financial	14,280	14,280	—	14,280	—	14,280
		Services(g)
		Outplacement(h)	25,000	25,000	—	—	—	25,000
	TOTAL		4,231,962	4,251,514	—	3,109,433	1,464,021	4,836,748

(a)	We calculate severance payments using the following formula: 2x (Base Salary + (Last Annual Bonus as determined by the Compensation and Personnel Committee)). This amount is paid in equal monthly installments over the 24-month period following the date of termination. At February 28, 2013, the last annual bonus as determined by the Compensation and Personnel Committee for each of the NEOs was the fiscal 2012 bonus, which is set forth in the “Summary Compensation Table” on page 33.

(b)	The Annual Incentive Bonus is the bonus paid pursuant to our Bonus Plan. In a termination scenario, this bonus is calculated in two different ways depending on the nature of the termination. If an NEO is terminated without cause or retires, we pay a pro rata actual bonus, which is the pro rata share of the NEO’s annual bonus based on actual performance for the fiscal year in which the termination occurs. The pro rata actual bonus is paid to the NEO in a lump sum when annual bonuses are paid to other senior officers for the relevant fiscal year. Because the termination event is assumed to occur on February 28, 2013, our fiscal year end, the pro rata actual bonus is equal to the NEO’s actual bonus for fiscal 2013. In contrast, if an NEO is terminated without cause—or leaves the Company for good reason—following a CIC, or if the NEO dies or becomes disabled, we pay a

45

COMPENSATION TABLES CONTINUED

pro rata target bonus. The pro rata target bonus is the pro rata share of the NEO’s annual bonus at his target bonus rate for the fiscal year in which the date of termination occurs. The pro rata target bonus is paid to the NEO in a lump sum within ten days after the date of termination. Because the termination event is assumed to occur on February 28, 2013, our fiscal year end, the pro rata target bonus is equal to the NEO’s target bonus amount.

(c)	Following certain termination events, equity awards made to the NEO during the course of his employment will vest and become exercisable in accordance with the terms and conditions of our Stock Incentive Plan and the individual award agreement. For additional information regarding each NEO’s outstanding equity awards, see the “Outstanding Equity Awards at Fiscal 2013 Year End” table on page 36. The value of the vested but unexercised portion of each option has not been included in the amounts reported above because their receipt is not accelerated by termination events. Upon a CIC, fifty percent of an NEO’s unvested options and fifty percent of his unvested MSUs vest immediately. The remaining fifty percent vest on the first anniversary of the CIC.

(d)	The Good Reason Payment is a one-time payment made to the NEO following his termination for Good Reason. It is equal to the NEO’s base salary multiplied by a certain percentage, which percentage is generally the same as the NEO’s target bonus percentage. The Good Reason Payment is paid in a lump sum cash payment within ten days after the date of termination.

(e)	The Change-in-Control Payment is equal to 2.99 times the NEO’s final compensation, which consists of the sum of the NEO’s base salary at the date of termination and the higher of the annual bonus paid or earned but not yet paid to the NEO for the two most recently completed fiscal years. At February 28, 2013, the higher annual bonus for each NEO is the fiscal 2013 annual bonus. The Change-in-Control Payment will be paid to the NEO in equal monthly installments over the 24-month period following the date of termination, unless the payment is related to an Internal Revenue Code Section 409A CIC event, as that term is defined in each NEO’s agreement, in which case the Change-in-Control Payment will be paid in a lump sum cash payment on the forty-fifth day after the date of termination.

(f)	If the NEO elects to continue coverage under our health, dental or vision plans following the date of termination pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the NEO will be responsible for remitting to us the appropriate COBRA premium. We will reimburse the NEO for a portion of the COBRA premium equal to the sum of: (i) the amount that we would have otherwise paid for the coverage if he had remained an active associate; and (ii) the COBRA administration fee. This partial COBRA reimbursement will be paid in equal monthly installments for up to an 18-month period. For purposes of the table on pages 44 and 45, we have assumed that each officer elected to continue his coverage on February 28, 2013, for the full 18-month period.

(g)	We provide a tax and financial planning benefit to our NEOs for the one-year period following retirement, termination without cause (including death, disability or a termination for good reason) and a CIC. The annual cost of this service is $14,280.

(h )	Outplacement services are available to each NEO in an amount not to exceed $50,000 for Mr. Folliard and $25,000 for the other NEOs. The table on pages 44 and 45 assumes that the maximum outplacement benefit is paid to each NEO.

(i)	Mr. Dolan retired from CarMax on July 20, 2012, which retirement was a triggering event under his severance agreement. This table discloses only the payments he actually received or will receive as a result of this triggering event. This table provides the valuation of Mr. Dolan’s then-outstanding and unvested long-term equity awards, which vested as a result of his retirement, based on the closing price of CarMax stock on July 20, 2012 (which was $26.94).

(j)	Mr. Kunkel separated from CarMax on December 22, 2012, which separation was a triggering event under his severance agreement. This table discloses only the payments he actually received or will receive as a result of this triggering event. This table provides the valuation of Mr. Kunkel’s then-outstanding and unvested long-term equity awards, which vested as a result of his separation, based on the closing price of CarMax stock on December 21, 2012 (which was $37.79), the last trading day before Mr. Kunkel’s separation.

46

DIRECTOR COMPENSATION

Our non-employee directors are compensated for their services as described below. Directors who are CarMax associates receive no compensation for serving as directors.

Director Compensation Program

The following table describes the components of our director compensation program for fiscal 2013. The Compensation and Personnel Committee periodically reviews this program and recommends changes to the Board as appropriate.

Compensation Element	Director Compensation Program(a)
Annual Cash Retainer	$65,000
Annual Equity Retainer	$100,000(b)
Board Chair Fee	$100,000
Committee Chair Fee	$20,000 for the Audit Committee
$15,000 for the Compensation and Personnel Committee
$10,000 for the Nominating and Governance Committee
Audit Committee Fee	$5,000
Meeting Fee	$1,500 per in-person meeting; $750 per telephonic meeting

(a)	In addition to the compensation elements disclosed above, we reimburse our directors for travel and other necessary business expenses incurred in the performance of their services to us. We also offer our directors coverage under our health plans at the same rates at which coverage is offered to our associates. Non-employee directors may not use our plane for personal travel.

(b)	The annual equity retainer consists of common stock having a fair market value of approximately $50,000 on the grant date and stock options valued at approximately $50,000 on the grant date. The stock options are valued using the binomial pricing model and cliff vest on the one-year anniversary of the grant date.

Our corporate governance guidelines include director stock ownership guidelines. These guidelines require non-employee directors to own common stock or other forms of equity with a value equivalent to five times the annual cash retainer within five years of joining the Board.

Non-Employee Director Compensation in Fiscal 2013

The following table provides each element of non-employee director compensation for fiscal 2013.

	Fees Earned
	or Paid in	Stock	Option	All Other
	Cash(a)	Awards(b)	Awards(c)(d)	Compensation(e)	Total
Name	($)	($)	($)	($)	($)
Ronald E. Blaylock	77,750	49,989	49,998	5,000	182,737
Rakesh Gangwal	88,000	49,989	49,998	—	187,987
Jeffrey E. Garten	75,500	49,989	49,998	10,000	185,487
Shira Goodman	77,000	49,989	49,998	10,000	186,987
W. Robert Grafton	108,000	49,989	49,998	—	207,987
Edgar H. Grubb	77,750	49,989	49,998	—	177,737
Mitchell D. Steenrod	88,000	49,989	49,998	2,000	189,987
Thomas G. Stemberg	92,750	49,989	49,998	10,000	202,737
Vivian M. Stephenson(f)	85,500	49,989	49,998	—	185,487
Beth A. Stewart	88,000	49,989	49,998	10,000	197,987
William R . Tiefel	171,000	49,989	49,998	10,000	280,987

(a)	Represents the cash compensation earned in fiscal 2013 for Board, Committee, and Board and Committee chairman service.

(b)	Represents the aggregate grant date fair value of the stock awards made in fiscal 2013 as determined in accordance with ASC Topic 718. In June 2012, we granted 1,990 shares of common stock to each non-employee director.

47

DIRECTOR COMPENSATION CONTINUED

(c)	Represents the aggregate grant date fair value of the option awards made in fiscal 2013 as determined in accordance with ASC Topic 718. These amounts do not correspond to the actual value that may be recognized by each director. The assumptions used in determining the grant date fair values of these option awards are set forth in Note 11(D) to our consolidated financial statements, which is included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2013. In June 2012, we granted 4,897 stock options to each non-employee director.

(d)	The following table provides information on the aggregate option awards held by each of our non-employee directors as of February 28, 2013. The figures below include both vested and unvested options.

Name	Outstanding Option Awards (#)
Ronald E. Blaylock	16,137
Rakesh Gangwal	8,518
Jeffrey E. Garten	36,291
Shira Goodman	32,844
W. Robert Grafton	36,291
Edgar H. Grubb	36,291
Mitchell D. Steenrod	8,518
Thomas G. Stemberg	36,291
Beth A. Stewart	36,291
William R . Tiefel	36,291

(e)	Represents matching charitable gifts made by The CarMax Foundation as part of its matching gifts program (which is broadly available to all CarMax associates).

(f)	Ms. Stephenson retired from the Board effective January 29, 2013.

48

CARMAX SHARE OWNERSHIP

Share Ownership of Directors and Executive Officers

The following table includes information about our common stock beneficially owned as of February 28, 2013, by:

¡	Our CEO and the other named executive officers.

¡	Each director or nominee for director.

¡	All of our directors and executive officers as a group.

Unless otherwise noted, each shareholder has sole voting power and investment power with respect to securities shown in the table below.

	CarMax Shares	Shares of CarMax
	that May Be	Common
	Acquired Within	Stock Beneficially
	60 Days after	Owned as of
Named Executive Officers	February 28, 2013	February 28, 2013(b)	Percent of Class
Thomas J. Folliard(a)	1,116,374	1,626,192	*
Michael K. Dolan	518,011	629,223	*
William D. Nash	212,029	221,199	*
Thomas W. Reedy	263,293	279,616	*
William C. Wood	258,029	274,991	*
Joseph S. Kunkel	0	127,671	*
Eric M. Margolin	219,621	233,121	*
Directors/Director Nominees
Ronald E. Blaylock	6,897	8,887	*
Rakesh Gangwal	1,207	54,707	*
Jeffrey E. Garten	27,051	46,575	*
Shira Goodman	23,604	34,965	*
W. Robert Grafton	27,051	53,651	*
Edgar H. Grubb	27,051	41,039	*
Mitchell D. Steenrod	1,207	8,207	*
Thomas G. Stemberg	27,051	54,923(c)	*
Beth A. Stewart	27,051	45,759	*
William R. Tiefel	27,051	176,203	*
All directors and executive officers as a group (18 persons)	3,127,199	4,377,854	1.94%

*	Represents beneficial ownership of less than one percent of the 225,906,108 shares of CarMax common stock outstanding on February 28, 2013.

(a)	Mr. Folliard is also a director of CarMax.

(b)	Includes (i) shares of CarMax common stock that could be acquired through the exercise of stock options within 60 days after February 28, 2013 and (ii) shares of CarMax common stock that will be acquired upon the April 6, 2013 settlement of the MSUs granted to each officer on April 6, 2010. Each of these MSUs has been converted to shares of CarMax common stock based upon the applicable conversion formula and our assumption that the average closing price of our stock during the final 40 trading days of the MSU’s three-year vesting period was equal to the closing price of our stock on February 28, 2013, the last trading day of our fiscal year (which was $38.41).

(c)	Includes 1,540 shares of CarMax common stock held by Mr. Stemberg as the custodian for two of his sons pursuant to the Uniform Transfers to Minors Act. Mr. Stemberg disclaims beneficial ownership of these shares.

49

CARMAX SHARE OWNERSHIP CONTINUED

Share Ownership of Certain Beneficial Owners

The following table includes, as of February 28, 2013, information about shareholders that reported to the SEC that they beneficially owned more than 5% of our common stock. We are not aware of any other owners of more than 5% of our common stock.

Name and Address of Beneficial Owner(s)	Number of Shares Owned	Percent of Class
T. Rowe Price Associates, Inc.(a)	26,212,518	11.4%
100 E. Pratt Street
Baltimore, MD 21202
PRIMECAP Management Company(b)	14,392,708	6.29%
225 South Lake Avenue, #400
Pasadena, CA 91101
The Vanguard Group, Inc.(c)	13,583,781	5.95%
100 Vanguard Boulevard
Malvern, PA 19355

(a)	Information concerning the CarMax common stock beneficially owned as of December 31, 2012, was obtained from a Schedule 13G/A filed February 7, 2013. According to the Schedule 13G/A, T. Rowe Price Associates, Inc. has the sole power to vote 8,040,980 shares and the sole power to dispose of 26,212,518 shares of CarMax common stock.

(b)	Information concerning the CarMax common stock beneficially owned as of December 31, 2012, was obtained from a Schedule 13G/A filed February 14, 2013. According to the Schedule 13G/A, PRIMECAP Management Company has the sole power to vote 7,240,431 shares and the sole power to dispose of 14,392,708 shares of CarMax common stock.

(c)	Information concerning the CarMax common stock beneficially owned as of December 31, 2012, was obtained from a Schedule 13G/A filed February 12, 2013. According to the Schedule 13G/A, The Vanguard Group, Inc. has the sole power to vote 393,041 shares, the sole power to dispose of 13,210,526 shares, and the shared power to dispose of 373,255 shares of CarMax common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers, directors, and persons who beneficially own more than 10% of our common stock are required to report any transactions in our common stock to the SEC and to share those reports with us. As a matter of practice, we assist our executive officers and directors in preparing and filing these reports. Based solely on a review of these reports or written representations that no other reports were required, we believe that all officers, directors and beneficial owners of more than 10% of our common stock complied with applicable filing requirements during fiscal 2013.

50

Equity Compensation Plan Information

The following table provides information as of February 28, 2013, with respect to our three equity-based compensation plans under which shares of our common stock were authorized for issuance: (i) our Stock Incentive Plan; (ii) our Non-Employee Directors Stock Incentive Plan; and (iii) our Employee Stock Purchase Plan (“ESPP”).

			Number of Securities
			Remaining Available for
		Weighted Average	Future Issuance Under
	Number of Securities To	Exercise Price of	Equity Compensation Plans
	Be Issued Upon Exercise	Outstanding Options,	(Excluding Securities
	of Outstanding Options,	Warrants and Rights	Reflected in the First
Plan Category	Warrants and Rights	($)	Column)
Equity compensation plans approved by security holders:
Stock Incentive Plan	10,411,329	23.09	12,360,467 (a)
Non-Employee Directors Stock Incentive Plan	359,533	20.54	113,818 (a)
Employee Stock Purchase Plan	—	—	3,913,470 (b)
Equity compensation plans not approved by security holders	—	—	—
Total	10,770,862	23.00	16,387,755

(a)	The remaining common stock available for future issuance under the Stock Incentive Plan and Non-Employee Directors Stock Incentive Plan may be issued as options, common stock, restricted stock, restricted stock units or SARs.

(b)	The ESPP authorizes the issuance of 8,000,000 shares of common stock. As of February 28, 2013, 4,086,530 shares have been purchased on the open market and 3,913,470 shares remain available for issuance. Under the ESPP, full- and part-time associates who have been employed for one year are eligible to participate. Executive officers may not participate in the ESPP. A participating associate may authorize payroll deductions between 2% and 10% of compensation, up to an annual maximum of $7,500. Each month, the payroll deductions are used to purchase CarMax common stock. Shares are purchased on the open market and the purchase price is the average cost of all shares purchased for a particular month. To encourage participation in the ESPP, we match 15% of the associate’s contribution. An eligible associate may change, cease or restart contributions for any payroll period without penalty. We pay all administrative costs of the ESPP. There are no outstanding options, warrants, or rights under the ESPP.

51

PROPOSAL FOUR —	APPROVAL OF AMENDMENTS TO THE CARMAX, INC. ARTICLES OF INCORPORATION, AS AMENDED AND RESTATED, TO DECLASSIFY THE BOARD OF DIRECTORS

We are asking you to approve amendments to the CarMax, Inc. Articles of Incorporation, as amended and restated (the “Articles”) to declassify the Board of Directors. If you approve these amendments, all directors elected at or after the 2013 annual meeting will be elected for one-year terms.

Background

The Articles currently divide our Board into three classes, with each class elected to serve a three-year term. This creates the staggered, or “classified,” board structure that we have used since becoming an independent, publicly traded company in 2002. Under this structure, only one class of directors, constituting roughly one-third of the Board, is considered for election each year.

At our 2012 annual meeting, shareholders expressed strong support for a non-binding shareholder proposal urging CarMax to declassify its Board, with 87% of the votes cast voted in favor of the proposal. In response to this support, and based on the Board’s own review and analysis of evolving governance practices and the best interests of CarMax and its shareholders, we are asking you to approve amendments to the Articles to declassify the Board and to establish annual elections for all CarMax directors. The Board has unanimously adopted these amendments, subject to shareholder approval at the annual meeting.

Proposed Amendments

The proposed amendments would modify Article VI of the Articles to eliminate our Board’s classified structure. If these amendments are adopted, the four director nominees standing for election at this year’s annual meeting would stand for election for one-year terms expiring in 2014. Beginning with our 2014 annual meeting, all directors, regardless of their original term of office, would stand for election every year for a term of one year.

If our shareholders do not approve this proposal, our directors will continue to be elected in three staggered classes with three-year terms. This includes the director nominees standing for election at this year’s annual meeting, who would stand for three-year terms expiring in 2016.

A copy of the Articles reflecting the proposed amendments to Article VI is attached as Appendix A to this proxy statement. Proposed deletions are indicated by strike-outs and proposed additions are indicated by underlines. If these amendments are approved, conforming amendments will be made to the CarMax, Inc. Bylaws (the “Bylaws”) to reflect the elimination of our classified board structure. Shareholder approval is not required to make these amendments to the Bylaws and our Board has already approved the amendments to the Bylaws contingent on shareholder approval of this proposal.

Vote Required and Board Recommendation

To be adopted, the proposed amendments must be approved by the affirmative vote of more than two thirds of the votes entitled to be cast by holders of record of the Company’s common stock. Shareholders may direct that their votes be cast for or against this proposal, or shareholders may abstain from this proposal. Abstentions and broker shares that are not voted will have the same effect as votes cast against the proposal.

The Board of Directors recommends a vote FOR Proposal Four.

52

PROPOSAL FIVE —	APPROVAL OF AMENDMENTS TO THE CARMAX, INC. ARTICLES OF INCORPORATION, AS AMENDED AND RESTATED, TO UPDATE AND MODIFY INDEMNIFICATION PROVISIONS

We are asking you to approve amendments to the CarMax, Inc. Articles of Incorporation, as amended and restated (the “Articles”) to update and modify certain provisions related to the indemnification of our directors and officers and to modify one provision related to the limitation of liability of our directors and officers.

Background

The Articles currently provide indemnification to our directors and officers in the event that a proceeding is brought, or threatened to be brought, against our directors and officers because of their service to CarMax. This right to indemnification is subject to limitations if the liability for which indemnity is sought was incurred because of certain bad acts by the director or officer. These provisions are found in Article VII of the Articles, which is titled “Indemnification.” These provisions have not been amended since 2002.

Indemnification provisions are expressly authorized by the Virginia Stock Corporation Act and are common among public companies. We believe that indemnification provisions, coupled with a director and officer liability insurance program, are important tools in recruiting and retaining the best individuals to serve as directors and officers of CarMax.

In fiscal 2013, we conducted a review of the indemnification provisions in our Articles. We discovered that while our provisions were fundamentally sound, minor updates were advisable to reflect amendments to the Virginia Stock Corporation Act since 2002. We also discovered that certain provisions could benefit from additional clarification and that an additional procedural protection related to the burden of proof in indemnification disputes had become a common feature of corporate indemnification provisions. We also concluded that a minor change should be made to similar language in both Article VII and Article VIII, titled “Limitation of Liability,” to address a potential ambiguity regarding the timing of a reference to the Virginia Stock Corporation Act.

The Board has unanimously adopted the proposed amendments, subject to shareholder approval at the annual meeting.

Proposed Amendments

The proposed amendments would update and modify Articles VII and VIII of the Articles as discussed below. We do not believe that any of these amendments would materially alter the substantive protections afforded to our directors and officers.

The following summary is not complete and is qualified in its entirety by reference to the full amendments to Articles VII and VIII, which can be found in the attached Appendix A.

¡	The definition of “Corporation” in Article VII(a) would be deleted as the term “Corporation” is already defined in Article I.

¡	The definition of “expenses” in Article VII(a) would be amended to include the phrase “includes without limitation” prior to the list of included expenses, and would be further amended to clarify that amounts expended in asserting claims for “advancement” and “reimbursement,” as well as amounts expended in asserting claims for indemnification, are considered “expenses.”

¡	The definitions of “legal entity” and “proceeding” in Article VII(a) would be amended to reflect updates to the language of the Virginia Stock Corporation Act since our Articles were last amended in 2002. Specifically, the definition of “legal entity” would be amended to include a reference to limited liability companies and the definition of “proceeding” would be amended to include a reference to arbitrative proceedings.

¡	Article VII(B) would be amended to clarify our existing indemnification protection for expenses incurred by an individual in connection with a proceeding seeking to enforce his or her rights under Article VII.

¡	Article VII(B) would be amended to reflect the requirement of the Virginia Stock Corporation Act that an individual seeking advancement of expenses submit a signed written statement of such person’s good faith belief that his or her conduct did not constitute willful misconduct or a knowing violation of criminal law.

¡	Article VII(D) would be amended to place on the Company the burden, in any proceeding related to Article VII, of proving that the individual seeking indemnification under Article VII is not entitled to such indemnification.

¡	Articles VII(B) and VIII would be amended to remove a potential ambiguity related to the date intended by the current reference to the Virginia Stock Corporation Act “as it now exists,” by deleting the phrase “as it now exists” and replacing it with the words “as it exists on the date hereof.”

53

PROPOSAL FIVE CONTINUED

A copy of the Articles reflecting the proposed amendments to Articles VII and VIII is attached as Appendix A to this proxy statement. Proposed deletions are indicated by strike-outs and proposed additions are indicated by underlines.

Vote Required and Board Recommendation

To be adopted, the amendments described above must be approved by the affirmative vote of a majority of the votes entitled to be cast by holders of record of the Company’s common stock. Shareholders may direct that their votes be cast for or against the proposal, or shareholders may abstain from this proposal. Abstentions and broker shares that are not voted will have the same effect as votes cast against the proposal.

The Board of Directors recommends a vote FOR Proposal Five.

54

GENERAL INFORMATION

VOTING INFORMATION

Shareholders Entitled to Vote	If you owned CarMax common stock at the close of business on April 19, 2013, you can vote at the annual meeting. Each share of common stock is entitled to one vote.

To conduct the annual meeting, a majority of our outstanding shares of common stock as of April 19, 2013, must be present in person or by proxy. This is referred to as a quorum. Abstentions and shares held by banks, brokers or nominees that are voted on any matter are included in determining whether a quorum exists. There were 224,561,326 shares of CarMax common stock outstanding on April 19, 2013.
How to Vote (Record Owners)	Shareholders of record (that is, shareholders who hold their shares in their own name) may vote in any of the following ways:

	¡	By Internet. You may vote online by accessing www.carmaxproxy.com and following the on-screen instructions. You will need the Control Number included on the Notice or on your proxy card, as applicable. You may vote online 24 hours a day. If you vote online, you do not need to return a proxy card.

	¡	By Telephone. If you are located in the U.S., you may vote by calling toll free 1-800-PROXIES (1-800-776-9437) and following the instructions. If you are located outside the U.S., call 1-718-921-8500. You will need the Control Number included on the Notice or on your proxy card, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a proxy card.

	¡	By Mail. If you requested printed copies of the proxy materials, you will receive a proxy card, and you may vote by signing, dating and mailing the proxy card in the envelope provided.

	¡	In Person. You may vote in person at the annual meeting by requesting a ballot from the inspector of election at the meeting.
Participants in our ESPP may vote in any of the ways listed above.
How to Vote (Beneficial Owners)	If your shares are held in “street name” (that is, in the name of a bank, broker, or other holder of record), you may vote in any of the following ways:

	¡	By Internet. You may vote online by following the instructions provided in the Notice. You will need the Control Number included on the Notice or on your voting instruction form, as applicable. You may vote online 24 hours a day. If you vote online, you do not need to return a voting instruction form.

	¡	By Telephone. You may vote by telephone by following the instructions provided in the Notice. You will need the Control Number included on the Notice or on your voting instruction form, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a voting instruction form.

	¡	By Mail. If you requested printed copies of the proxy materials, you will receive a voting instruction form, and you may vote by signing, dating and mailing it in the envelope provided.

	¡	In Person. You must obtain a legal proxy from the organization that holds your shares in order to vote your shares in person at the annual meeting. Follow the instructions on the Notice to obtain this legal proxy.
Deadline for Voting	For both shareholders of record and beneficial owners of shares held in street name (other than ESPP participants), online and telephone voting is available through 11:59 p.m. ET on Sunday, June 23, 2013.

For shares held by ESPP participants in an ESPP account, online and telephone voting is available through 11:59 p.m. ET on Wednesday, June 19, 2013.

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GENERAL INFORMATION CONTINUED

Changing Your Vote	You may revoke your proxy at any time before it is exercised by submitting a subsequent vote using any of the methods described above.
Effect of Not Voting	Shareholders of Record. If you are a shareholder of record and you:

¡ Do not vote via the Internet, by telephone or by mail, your shares will not be voted unless you attend the annual meeting to vote them in person.

¡ Sign and return a proxy card without giving specific voting instructions, then your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion on any other matters properly presented for a vote.

Beneficial Owners of Shares Held in Street Name or Participants in the ESPP. If you are a beneficial owner of shares held in street name or a participant in the ESPP and you do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares generally may vote your shares on routine matters but cannot vote your shares on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will not have the authority to vote your shares on this matter. This is generally referred to as a “broker non-vote.”
Voting Standards	Majority of Votes Cast. Proposals One (election of directors), Two (ratification of KPMG) and Three (advisory vote on executive compensation), must be approved by the affirmative vote of a majority of the votes cast.

Majority of Votes Entitled to Be Cast. Proposal Five (amendments to the indemnification provisions of the Articles of Incorporation) must be approved by the affirmative vote of a majority of the votes entitled to be cast.

Two-thirds of Votes Entitled to Be Cast. Proposal Four (Board declassification) must be approved by the affirmative vote of more than two-thirds of the votes entitled to be cast.

Abstentions and broker non-votes will not be counted in determining the number of votes cast for any of these proposals under any of the three standards described above.
Routine and Non-Routine Proposals	Routine Proposals. Proposal Two (ratification of KPMG) is considered a routine matter. A broker or other nominee generally may vote on routine matters, and therefore we expect no broker non-votes in connection with Proposal Two.

Non-routine Proposals. Proposals One (election of directors), Three (advisory vote on executive compensation), Four (Board declassification) and Five (amendments to the indemnification provisions of the Articles of Incorporation) are considered non-routine matters. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on these proposals.
Counting the Votes	Representatives from American Stock Transfer & Trust Company, LLC, our transfer agent, will tabulate the votes and act as inspector of election at the annual meeting.

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PROXY INFORMATION

Electronic Access to Proxy Materials and Annual Report	We are providing access to our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each shareholder. On or about May 9, 2013, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders, which provides website and other information for the purpose of accessing our proxy materials. You may access the proxy materials on the website referred to in the Notice or request a printed or electronic set of the proxy materials.
The Notice tells you how to:
¡ View our proxy materials for the annual meeting on the Internet.
¡ Instruct us to send proxy materials to you by email.
Choosing to receive proxy materials by email will save us the cost of printing and mailing documents and will reduce the impact of our annual meeting on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect unless and until you rescind it.
Proxy Solicitation	CarMax pays the cost of soliciting proxies. We will solicit proxies from our shareholders, and, after the initial solicitation, some of our associates or agents may contact shareholders by telephone, by email or in person. We have retained Georgeson, Inc. to solicit proxies for a fee of $7,500 plus reasonable expenses. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of our common stock.

ANNUAL MEETING INFORMATION

Attendance at the Annual Meeting	The annual meeting is open to all holders of CarMax common stock as of April 19, 2013. Shareholders who plan to attend the annual meeting may be asked to present valid picture identification, such as a driver’s license or passport. If you are a beneficial shareholder, you must bring a copy of a brokerage statement indicating ownership of CarMax shares as of April 19, 2013. If you are an authorized proxy or if you want to vote in person the shares that you hold in street name, you must present the proper documentation from your bank or broker. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.
Other Matters	We are not aware of any matters that may come before the annual meeting other than the five proposals disclosed in this proxy statement. If other matters do come before the annual meeting, the named proxies will vote in accordance with their best judgment.
Next Year’s Meeting	We plan to hold our 2014 annual meeting on or about June 23, 2014.

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GENERAL INFORMATION CONTINUED

SHAREHOLDER PROPOSAL

INFORMATION

Advance Notice of Shareholder Proposals and Other Items of Business	A shareholder proposal will be acted upon at the 2014 annual meeting only if it is included in our proxy statement or submitted under Section 1.3 of our Bylaws.
To be considered for inclusion in our 2014 proxy statement, a shareholder proposal must be received by our Corporate Secretary no later than January 9, 2014, and must comply with Rule 14a-8 under the Securities Exchange Act of 1934.

To bring a matter for consideration before the 2014 annual meeting that is not included in the 2014 proxy statement, you must notify our Corporate Secretary no earlier than the close of business on December 10, 2013, and no later than the close of business on January 9, 2014, and must comply with Section 1.3 of our Bylaws.

All proposals must be submitted in writing to our Corporate Secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238.

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APPENDIX A —	CARMAX, INC. ARTICLES OF INCORPORATION (AS AMENDED AND RESTATED JUNE 24, 2013)

CARMAX, INC.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

ARTICLE I

NAME

The name of the Corporation is CarMax, Inc.

ARTICLE II

PURPOSES

The purpose for which the Corporation is organized is to engage in any lawful business not required by the Virginia Stock Corporation Act to be stated in the Articles of Incorporation.

ARTICLE III

CAPITAL STOCK

A.    Authorized Stock. The aggregate number of shares that the Corporation shall have authority to issue and the par value per share are as follows:

Class	Number of Shares	Par Value
Preferred	20,000,000	$ 20.00
Common	350,000,000	$.50

B.    Preemptive Rights. No holder of outstanding shares of any class of stock shall have any preemptive right with respect to (i) any shares of any class of stock of the Corporation or other security that the Corporation may determine to issue, whether the shares of stock or other security to be issued is now or hereafter authorized, (ii) any warrants, rights or options to purchase any such stock or other security, or (iii) any obligations convertible into any such stock or other security or into warrants, rights or options to purchase any such stock or other security.

ARTICLE IV

PREFERRED STOCK

A.     General. Certain provisions relating to the Preferred Stock and the relative rights of the Preferred Stock and the holders of the outstanding shares thereof, regardless of series, are set forth below.

(1)     Issuance in Series. The Board of Directors is authorized to issue the Preferred Stock from time to time in one or more series and to provide for the relative rights and preferences of each series by the adoption of an amendment to the Articles of Incorporation fixing:

(a)     The maximum number of shares in a series and the designation of the series, which designation shall distinguish the shares thereof from the shares of any other series or class;

(b)     Any right of holders of shares of the series to distributions, calculated in any manner, including the rate or rates of dividend, the time of payment, whether dividends shall be cumulative and if so, the dates from which they shall be cumulative, and the extent of participation rights, if any;

(c)     Any voting rights, including any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action; provided that the shares of the series shall have those voting rights which are required by law;

(d)      The price at and the terms and conditions on which shares may be redeemed;

(e)     The amount payable upon shares in the event of involuntary liquidation;

(f)     The amount payable upon shares in the event of voluntary liquidation;

(g)     Sinking fund provisions for the redemption or purchase of shares;

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(h)     The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(i)     Any other designations, rights, preferences or limitations that are now or hereafter permitted by the laws of the Commonwealth of Virginia and are not inconsistent with the provisions of paragraph (A)(1) of this Article.

(2)     Articles of Amendment. Before the issuance of any shares of a series of the Preferred Stock, Articles of Amendment establishing such series shall be filed with and made effective by the State Corporation Commission of Virginia, as required by law.

(3)     Parity of All Shares. All shares of the Preferred Stock, regardless of series, shall be identical with each other in all respects except as is permitted in paragraph (A)(1) of this Article.

B.     Series A Preferred Stock. The Board of Directors of the Corporation has heretofore designated 300,000 shares of the Preferred Stock as the Cumulative Participating Preferred Stock, Series A (“Series A Stock”). Such number may from time to time be decreased (but not below the number of shares of Series A Stock then outstanding) by the Board of Directors of the Corporation. The relative rights and preferences of such series and the holders of the outstanding shares thereof are as set forth in this Section B.

(1)     Dividends and Distributions.

(a)     The holders of shares of the Series A Stock, in preference to the holders of shares of the Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day (or, if not a business day, the preceding business day) of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series A Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series A Stock. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of the Series A Stock declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount per share to which holders of shares of the Series A Stock shall be entitled under clause (b) of the preceding sentence shall be adjusted by multiplying the amount per share to which holders of shares of the Series A Stock were entitled immediately prior to such event under clause (b) of the preceding sentence by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)     The Corporation shall declare a dividend or distribution on the Series A Stock as provided in paragraph (B)(1)(a) of this Article immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c)     Dividends shall begin to accrue and be cumulative on outstanding shares of the Series A Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of the Series A Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of the Series A Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of the Series A Stock in an amount less than the total amount of such dividends at the time accrued and payable on such

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shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of the Series A Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

(2)     Voting Rights. The holders of shares of the Series A Stock shall have the following voting rights:

(a)     Subject to the provision for adjustment hereinafter set forth, each share of the Series A Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of the Series A Stock declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of the Series A Stock shall be entitled shall be adjusted by multiplying the number of votes per share to which holders of shares of the Series A Stock were entitled immediately prior to such event by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)     Except as otherwise provided herein or by law, the holders of shares of the Series A Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(c)     Except as set forth herein or as provided by law, holders of the Series A Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(3)     Certain Restrictions.

(a)     Whenever quarterly dividends or other dividends or distributions payable on the Series A Stock as provided in paragraph (B)(1) of this Article are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Series A Stock outstanding shall have been paid in full, the Corporation shall not:

(i)     declare, set apart or pay dividends on or make any other distributions on the Common Stock or any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Stock;

(ii)     declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Stock, except dividends paid ratably on the Series A Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii)     redeem or purchase or otherwise acquire for consideration shares of the Series A Stock, any such parity stock or any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Stock, or set aside for or pay to any sinking fund therefor.

(b)     The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (B)(3)(a) of this Article, purchase or otherwise acquire such shares at such time and in such manner.

(4)     Reacquired Shares. Any shares of the Series A Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, par value $20.00 per share, and may be reissued as a new series or a part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of an existing series of Preferred Stock.

(5)     Redemption.

(a)     The Corporation may, at its option and at any time and from time to time after May 21, 2062, redeem all or any portion of the outstanding shares of Series A Stock.

(b)     The redemption price shall be an amount per share equal to the greater of (i) $140,000 or (ii) subject to the provision for adjustment hereinafter set forth, 1000 times the current market price per share of Common Stock on the date fixed for redemption, plus in each such case an amount equal to accrued and unpaid dividends and distributions thereon,

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whether or not declared, to the date fixed for redemption. The current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive trading days immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange (“NYSE”) or, if the Common Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations Systems (“NASDAQ”) or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock. If no professional market maker is then making a market in the Common Stock, the current market price per share of the Common Stock shall be deemed to be $1.00. As used herein, the term trading day shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a business day. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of the Series A Stock declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount per share to which holders of shares of the Series A Stock shall be entitled under the provisions of the first sentence of this paragraph shall be adjusted by multiplying the amount per share to which holders of shares of the Series A Stock should have been entitled immediately prior to such event under the provisions of the first sentence of this paragraph by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(c)     In case less than all of the outstanding shares of Series A Stock are to be redeemed, not more than 60 days prior to the date fixed for redemption the Corporation shall select the shares to be redeemed. Such shares shall be selected by lot or designated ratably or in such other equitable manner as the Corporation may determine. The Corporation in its discretion may select the particular certificates (if there are more than one) representing shares registered in the name of a holder that are to be redeemed.

(d)     Not less than 30 nor more than 60 days prior to the date fixed for redemption, notice of redemption shall be given by first class mail, postage prepaid, to the holders of record of the outstanding shares of the Series A Stock to be redeemed at their last known addresses shown in the Corporation’s share transfer records. The notice of redemption shall set forth the paragraph of this Article pursuant to which the shares are being redeemed, the number of shares to be redeemed, the date fixed for redemption, the applicable redemption price, and the place or places where certificates representing shares to be redeemed may be surrendered. In case less than all of the outstanding shares of the Series A Stock are to be redeemed the notice of redemption shall also set forth the numbers of the certificates representing shares to be redeemed and, in case less than all shares represented by any such certificate are to be redeemed, the number of shares represented by such certificate to be redeemed.

(e)     If notice of redemption of any outstanding shares of Series A Stock shall have been duly mailed as herein provided, then on or before the date fixed for redemption the Corporation shall deposit cash sufficient to pay the redemption price of such shares in trust for the benefit of the holders of the shares to be redeemed with any bank or trust company in the City of Richmond, Commonwealth of Virginia, having capital and surplus aggregating at least $50,000,000 as of the date of its most recent report of financial condition and named in such notice, to be applied to the redemption of the shares so called for redemption against surrender for cancellation of the certificates representing such shares. From and after the time of such deposit all shares for the redemption of which such deposit shall have been made shall, whether or not the certificates therefor shall have been surrendered for cancellation, no longer be deemed to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate except the right to receive payment of redemption price but without interest. Any interest earned on funds so deposited shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of five years from the date fixed for redemption shall be repaid to the Corporation, free of trust, and the holders of the shares called for redemption who shall not have surrendered their certificates representing such shares prior to such repayment shall be deemed to be unsecured creditors of the Corporation for the amount of the redemption price and shall look only to the Corporation for payment thereof, without interest, subject to the laws of the Commonwealth of Virginia.

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(f)     The Corporation shall also have the right to acquire outstanding shares of Series A Stock otherwise than by redemption pursuant to paragraph (B)(5)(a) of this Article, from time to time for such consideration as may be acceptable to the holders thereof; provided, however, that if all dividends accrued on all outstanding shares of Series A Stock shall not have been declared and paid or declared and a sum sufficient for the payment thereof set apart, neither the Corporation nor any subsidiary shall so acquire any shares of Series A Stock except in accordance with a purchase offer made on the same terms to all the holders of the outstanding shares of Series A Stock.

(6)     Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Series A Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time after the first issuance of any shares of the Series A Stock declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of the Series A Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(7)     Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of Common Stock or of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Stock unless, prior thereto, the holders of shares of the Series A Stock shall have received an amount per share equal to the greater of (i) $140,000 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, plus in each such case an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Stock, except distributions made ratably on the Series A Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of the Series A Stock declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount per share to which holders of shares of the Series A Stock shall be entitled under the provision of clause (a) of the preceding sentence shall be adjusted by multiplying the amount per share to which holders of shares of the Series A Stock would have been entitled immediately prior to such event under the provision of clause (a) of the preceding sentence by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(8)      Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Stock so as to affect them adversely without the affirmative vote of the holders of more than two-thirds of the outstanding shares of the Series A Stock, voting together as a single voting group.

ARTICLE V

COMMON STOCK

A.     Voting Rights. The holders of outstanding shares of Common Stock shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole power to vote for the election of directors and for all other purposes without limitation, except (i) as otherwise provided herein or in the Articles of Amendment establishing any series of Preferred Stock or (ii) as may be required by law.

B.     Distributions. Subject to the rights of any holders of shares of Preferred Stock, or of any other stock ranking senior to the Common Stock as to dividends or rights in the liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the shares of Common Stock shall be entitled to distributions, including dividends, when declared by the Board of Directors and to the net assets of the Corporation upon the liquidation, dissolution or winding up of the affairs of the Corporation.

ARTICLE VI

DIRECTORS

The number of directors shall be fixed by the bylaws. In the absence of such a provision in the bylaws, the number of directors shall be ten. In no event, however, shall the number of directors exceed fourteen or be less than three. ~~The directors of the corporation shall be~~

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APPENDIX A CONTINUED

~~divided into three classes as nearly equal in number as possible. The term of office of the first class of directors shall expire at the first~~ Prior to the 2013 annual meeting of stockholders ~~after the initial election dividing directors into such classes, that of the second class shall expire at the second annual meeting after such election and that of the third class at the third annual meeting after such election. At each annual meeting of stockholders, successors to the class of directors whose terms shall then expire and any other nominees for election as a director of such class shall be elected to hold office until the third succeeding annual meeting. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Notwithstanding the foregoing, if the~~, and subject to the rights of holders of one or more series of Preferred Stock voting as a separate class ~~shall~~who become entitled to elect members of the Board pursuant to the provisions of the Articles of Amendment establishing such series, the ~~terms of all members of the Board of Directors previously elected shall expire at the time of such election and each director shall then serve until the next meeting of stockholders at which directors are elected; and whenever the holders of any series of Preferred Stock are no longer entitled to so elect directors voting as a separate class, all of the directors shall be elected by classes at the next~~Board of Directors shall be divided into three classes as nearly equal in number as possible. Commencing with the 2013 annual meeting of stockholders ~~held for such purpose in the manner provided hereinabove in this paragraph with respect to the initial election dividing directors into such classes. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose terms shall then expire and any other nominees for election as a director of such class shall be elected to hold office until the third succeeding annual meeting~~, the foregoing classification of directors shall cease and each director, when elected, shall be elected for a term expiring at the next succeeding annual meeting of stockholders and until such director’s earlier death, resignation or removal. Commencing with the 2014 annual meeting of stockholders, each director, regardless of when originally elected, shall stand for election for a term expiring at the next succeeding annual meeting of stockholders and until such director’s successor shall have been elected, or until such director’s earlier death, resignation or removal.

ARTICLE VII

INDEMNIFICATION

A.     Definitions. For purposes of this Article the following definitions shall apply:

~~"Corporation" means this Corporation only and no predecessor entity or other legal entity;~~

~~"~~“expenses~~" include~~” includes without limitation counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification, advancement, or reimbursement;

~~"~~“liability~~"~~” means the obligation to pay a judgment, settlement, penalty, fine, or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding;

~~"~~“legal entity~~"~~” means a corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other ~~enterprise; "predecessor entity" means a legal entity the existence of which ceased upon its acquisition by the Corporation in a merger or otherwise~~entity; and

~~"~~“proceeding~~"~~” means any threatened, pending, or completed action, suit, proceeding, or appeal whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

B.     Indemnification of Directors and Officers. To the full extent permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or as hereafter amended, the Corporation shall indemnify any individual who is, was or is threatened to be made a party to a proceeding because the individual is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving the Corporation or any other legal entity in any capacity at the request of the Corporation, against all liabilities ~~and reasonable expenses incurred in the proceeding except such liabilities and expenses~~incurred in connection with the proceeding or in connection with any other proceeding initiated by such individual against the Corporation solely to assert a claim for indemnification, advancement, or reimbursement under this Article, except such liabilities as are incurred because of the individual’s willful misconduct or knowing violation of the criminal law (regardless of whether the proceeding is by or in the right of the Corporation). Service as a director or officer of a legal entity controlled by the Corporation shall be deemed service at the request of the Corporation. The determination that indemnification under this Paragraph B is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by law, and in the case of an officer, as provided in Paragraph C of this Article; provided, however, that if a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such person. Unless a determination has been made that indemnification is not permissible, the Corporation

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shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of: (i) a signed written statement of such person’s good faith belief that his or her conduct relevant to the proceeding did not constitute willful misconduct or a knowing violation of the criminal law; and (ii) an undertaking from such person to repay the same if it is ultimately determined that such person is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to such person’s ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make such person ineligible for indemnification. The Corporation may contract in advance to indemnify, and make advances and reimbursements for expenses to, any person entitled to indemnity under this Paragraph B to the same extent provided in this Paragraph B.

C.     Indemnification of Others. The Corporation may, to a lesser extent or to the same extent that the Corporation is required to provide indemnification and make advances and reimbursements for expenses to its directors and officers, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person serving any other legal entity in any capacity at the request of the Corporation, and, if authorized by general or specific action of the Board of Directors, may contract in advance to do so. The determination that indemnification under this Paragraph C is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law. No person’s rights under Paragraph B of this Article shall be limited by the provisions of this Paragraph C.

D.     Miscellaneous. The rights of each person entitled to indemnification, advances and reimbursements under or pursuant to this Article shall inure to the benefit of such person’s heirs, executors and administrators. Every reference in this Article to persons who are or may be entitled to indemnification shall include all persons who formerly occupied any of the positions referred to herein. Special legal counsel selected to make determinations under this Article may be counsel for the Corporation. Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any person may be entitled including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. However, no person shall be entitled to indemnification by the Corporation to the extent he is indemnified by another, including an insurer. The Corporation is authorized to purchase and maintain insurance against any liability it may have under this Article or to protect any of the persons named above against any liability arising from their service to the Corporation or any other legal entity at the request of the Corporation regardless of the Corporation’s power to indemnify against such liability. The provisions of this Article shall not be deemed to prohibit the Corporation from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above, for the purposes of conducting the business of the Corporation. In any proceeding related to this Article, the Corporation shall have the burden of proving that the individual seeking indemnification or advancement or reimbursement under this Article is not entitled to such indemnification or advancement or reimbursement. No amendment, modification or repeal of this Article shall diminish the rights provided hereunder to any person arising from conduct, events or conditions occurring or existing before the adoption of such amendment, modification or ~~appeal~~repeal. If any provision of this Article or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Article, and to this end the provisions of this Article are severable.

ARTICLE VIII

LIMITATION OF LIABILITY

To the full extent that the Virginia Stock Corporation Act, as it ~~now~~ exists on the date hereof or ~~is~~as hereafter amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its stockholders.

ARTICLE IX

VOTE TO AMEND OR RESTATE

As to each voting group entitled to vote on an amendment or restatement of the Articles of Incorporation, the vote required for approval shall be (i) the vote required by the Virginia Stock Corporation Act (as applied without regard to the effect of clauses (ii) and (iii) of this Article) if the effect of the amendment or restatement is (a) to reduce the shareholder vote required to approve a merger, a statutory share exchange, a sale of all or substantially all of the assets of the Corporation or the dissolution of the Corporation, (b) to modify any provision of Article VI of these Amended and Restated Articles of Incorporation, or (c) to delete all or any part of this clause (i) of this Article; (ii) the vote required by the terms of the Articles of Incorporation, in effect at the time, if such terms require the approval of more than a majority of the votes entitled to be cast thereon by such voting group; or (iii) a majority of the votes entitled to be cast thereon if neither clause (i) nor clause (ii) of this Article is applicable.

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CARMAX, INC. 12800 Tuckahoe Creek Parkway Richmond, Virginia 23238 (804) 747-0422 www.carmax.com

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors for terms stated in the Proxy Statement: Ronald E. Blaylock Rakesh Gangwal Mitchell D. Steenrod Thomas G. Stemberg 2. To ratify the appointment of KPMG LLP as independent registered public accounting firm. 3. To approve, in an advisory (non-binding) vote, the compensation of our named executive officers. 4. To approve amendments to the CarMax, Inc. Articles of Incorporation to declassify the Board of Directors. 5. To approve amendments to the CarMax, Inc. Articles of Incorporation to update and modify certain provisions related to indemnification. 6. To transact any other business that may properly come before the Annual Meeting or any postponements or adjournments thereof. In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees in Proposal 1; FOR Proposal 2; FOR Proposal 3; FOR Proposal 4; and FOR Proposal 5. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF SHAREHOLDERS OF CARMAX, INC. June 24, 2013, at 1:00 p.m. ET INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have this proxy card available when you access the web page, and use the Control Number shown on the proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have this proxy card available when you call and use the Control Number shown on the proxy card. Vote online or by phone until 11:59 PM ET the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR THE ELECTION OF DIRECTORS; “FOR” PROPOSAL 2; “FOR" PROPOSAL 3; "FOR" PROPOSAL 4; AND "FOR" PROPOSAL 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 00003333333300000000 4 062413 COMPANY NUMBER ACCOUNT NUMBER CoCONTROL NUMBERn NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of 2013 Annual Meeting of Shareholders and Proxy Statement and the Annual Report on Form 10-K are available at - www.carmaxproxy.com FOR AGAINST ABSTAIN

14475 CARMAX, INC. Proxy for Annual Meeting of Shareholders on June 24, 2013 Solicited on Behalf of the Board of Directors As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Control Number shown on your proxy card. The undersigned hereby appoints Tom Reedy and Eric Margolin (the “named proxies”), and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of CarMax, Inc. Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of CarMax, Inc., to be held at 1:00 p.m. ET June 24, 2013, at the Richmond Marriott West Hotel, 4240 Dominion Boulevard, Glen Allen, Virginia 23060, and at any postponements or adjournments thereof, as follows: (Continued and to be signed on the reverse side.)